As filed with the Securities and Exchange Commission on January 22, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

Cott Beverages Inc.

Additional Registrants Listed on Schedule A Hereto

(Exact name of Registrant as specified in its charter)

Georgia	2086	58-1947565
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6525 Viscount Road

Mississauga, Ontario, Canada L4V1H6

(905) 672-1900

5519 West Idlewild Avenue, Suite 100

Tampa, Florida, United States 33634

(813) 313-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marni Morgan Poe

Corporate Counsel

Cott Corporation

5519 West Idlewild Avenue

Tampa, Florida, United States 33634

(813) 313-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler	Neil Sheehy
Kirkland & Ellis LLP	Goodmans LLP
601 Lexington Avenue	250 Yonge Street, Suite 2400
New York, New York 10022-4611	Toronto, ON M5B 2M6
(212) 446-4800	(416) 979-2211

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the plan of arrangement contemplated by the arrangement agreement described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
8.375% Senior Notes due 2017	$215,000,000	$215,000,000	$15,329.50
Guarantees of 8.375% Senior Notes due 2017	$215,000,000	—	(1)

(1)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

SCHEDULE A

Additional Registrants	State of Incorporation or Organization	Principal Executive Offices	I.R.S. Employer Identification Number
Cott Corporation	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	98-0154711

Cott Beverages Inc.	Georgia	5519 W. Idlewild Ave, Tampa FL 33617	58-1947565

Cott Holdings Inc.	Delaware/Pennsylvania	5519 W. Idlewild Ave, Tampa FL 33617	58-2020185

Cott USA Corp.	Georgia	5519 W. Idlewild Ave, Tampa FL 33617	58-1947564

Cott Vending Inc.	Delaware	5519 W. Idlewild Ave, Tampa FL 33617	80-0003395

Interim BCB LLC	Delaware	5519 W. Idlewild Ave, Tampa FL 33617	Disregarded Entity

CB Nevada Capital Inc.	Nevada	5519 W. Idlewild Ave, Tampa FL 33617	71-0892875

Cott USA Finance LLC	Delaware	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	N/A

Cott Beverages Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	532/32600 90818

Cott Retail Brands Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	532/36420 02440

Cott Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	110 95740 02791

Cott Europe Trading Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	110 24377 27098

Cott Private Label Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	110 84300 09202

Cott Nelson (Holdings) Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	Dormant Company

Cott (Nelson) Limited	United Kingdom	Kegworth Citrus Grove Side Ley, Derbyshire, UK DE74 2FJ	532/25650 02858

156775 Canada Inc.	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3872 RC0001

967979 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	13169 9266 RC0001

804340 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	89614 3278 RC0001

2011438 Ontario Limited	Canada	6525 Viscount Road, Mississauga, ON L4V 1H6	86503 7055 RC0001

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 22, 2010

PROSPECTUS

Cott Beverages Inc.

Exchange Offer for 8.375% Senior Notes due 2017

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $215,000,000 aggregate principal amount of our 8.375% Senior Notes due 2017, and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, which we refer to as the exchange notes, for an equal aggregate principal amount of our currently outstanding 8.375% Senior Notes due 2017, and the guarantees thereof, that were issued on November 13, 2009, which we refer to as the old notes. We refer to the old notes and the exchange notes collectively as the notes.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED.

The material terms of the exchange offer are summarized below and are more fully described in this prospectus.

Material Terms of the Exchange Offer

•

The terms of the exchange notes are substantially identical to those of the old notes except that the exchange notes are registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and rights to additional interest applicable to the old notes do not apply to the exchange notes.

•	We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of notes should not be a taxable event for U.S. federal income tax purposes.

•	There is no public market for the exchange notes. We have not applied, and do not intend to apply, for listing of the exchange notes on any national securities exchange or automated quotation system.

See “Risk Factors” beginning on page 11 of this prospectus for a discussion of certain risks that you should consider carefully before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as amended or supplemented, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

We have not authorized anyone to give you any information or to make any representations about us or the exchange offer other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. This information is available to you at no cost, upon your request. You can request this information by writing or telephoning us at the following address: Investor Relations, 5519 West Idlewild Avenue, Tampa, Florida, United States 33634, telephone number (813) 313-1872.

In order to obtain timely delivery, you must request information no later than                     , 2010, which is five business days before the scheduled expiration of the exchange offer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have also filed with the SEC a registration statement on Form S-4, which you can access on the SEC’s Internet site at http://www.sec.gov, to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also obtain certain of these documents on our Internet site at http://www.cott.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus incorporates by reference important business and financial information about our company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus that is modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents set forth below that we have previously filed with the SEC, including all exhibits thereto, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from now until the termination of the exchange offer:

•

our Annual Report on Form 10-K for the year ended December 27, 2008 (other than the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements therein, which have been superseded by the “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements in the Current Report on Form 8-K filed on May 29, 2009);

•	our Quarterly Reports on Form 10-Q for the quarters ended September 26, 2009, June 27, 2009 and March 28, 2009;

•

our Definitive Proxy Statement on Schedule 14A related to our Annual Meeting of Shareholders, filed on March 31, 2009 (with respect to information contained in such Definitive Proxy Statement that is incorporated into Part III of our Annual Report on Form 10-K for the year ended December 27, 2008 only); and

•

our Current Reports on Form 8-K filed on February 2, 2009, February 24, 2009, March 6, 2009, May 29, 2009, July 22, 2009, August 5, 2009, August 12, 2009, August 24, 2009, October 29, 2009 (with respect to Item 8.01 only), November 4, 2009, November 16, 2009, and December 1, 2009.

You can obtain any of the documents incorporated by reference into this prospectus from the SEC’s web site at the address described above. You may also request a copy of these filings, at no cost, by writing or telephoning to the address and telephone set forth below. We will provide, without charge, upon written or oral request, copies of any or all of the documents incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference therein). You should direct requests for documents to: Cott Beverages Inc., Investor Relations, 5519 West Idlewild Avenue, Tampa, Florida, United States 33634, telephone number (813) 313-1872.

In order to obtain timely delivery of any copies of filings requested, please write or call us no later than                     , 2010, which is five business days before the expiration date of the exchange offer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking information” and “forward-looking statements” within the meaning of securities laws, including the “safe harbour” provisions of the Securities Act (Ontario),. All forward-looking information and forward-looking statements are based on our current beliefs as well as assumptions made by and information currently available to us and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory developments, new products and economic conditions. Forward-looking information and forward-looking statements may be identified by the use of words like “believes,” “expects,” “plans,” “intends,” “estimates” or “anticipates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could.” While we believe these forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions could be incorrect. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. In addition, actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a variety of factors and conditions which include, among others, the various risk factors described under “Risk Factors” and elsewhere in this prospectus.

We caution the reader that the risk factors described below may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to update or revise these forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise, except as required by law.

SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Because this is a summary, it may not contain all of the information that may be important to you. You should read the entire prospectus carefully, paying particular attention to the matters discussed under the caption “Risk Factors” and our consolidated financial statements and accompanying notes, as well as the information incorporated by reference, request from us all additional public information you wish to review relating to us and complete your own examination of us and the terms of the exchange offer and the exchange notes before making an investment decision. Unless otherwise indicated, “Cott,” “the Company,” we,” “us,” “our” and words of similar import refer to Cott Corporation, Cott Beverages Inc. and their subsidiaries on a consolidated basis. .

Cott is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink provider. We have a diversified product line, which, in addition to carbonated soft drinks, includes clear, still and sparkling flavored waters, juice-based products, bottled water, energy drinks and ready-to-drink teas.

We have five operating segments—North America (which includes the U.S. reporting unit and Canada reporting unit), United Kingdom (which includes our United Kingdom reporting unit and our Continental European reporting unit), Mexico, Royal Crown International and All Other (which includes our Asia reporting unit and our international corporate expenses). Cott closed its active Asian operations at the end of fiscal year 2008.

Cott Corporation was incorporated in 1955 and is governed by the Canada Business Corporation Act. Cott Beverages Inc. was incorporated in 1991 as a Georgia corporation. Our registered Canadian office is located at 333 Avro Avenue, Pointe-Claire, Quebec, Canada H9R 5W3 and our principal executive offices are located at 5519 W. Idlewild Avenue, Tampa, Florida, United States 33634 and 6525 Viscount Road, Mississauga, Ontario, Canada L4V 1H6. The registered Canadian office and principal executive office for each of the guarantor registrants is the same as the registered Canadian office and principal executive office for Cott.

The Exchange Offer

The following is a brief summary of certain material terms of the exchange offer. For a more complete description of the terms of the exchange offer, see “The Exchange Offer” in this prospectus.

Background	On November 13, 2009, we issued $215,000,000 aggregate principal amount of our 8.375% Senior Notes due 2017, or the old notes, to Barclays Capital, Deutsche Bank Securities and J.P. Morgan, as the initial purchasers, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers then sold the old notes to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in reliance on Regulation S under the Securities Act. Because the old notes have been sold in reliance on exemptions from registration, the old notes are subject to transfer restrictions. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, among other things, to deliver to you this prospectus and to complete an exchange offer for the old notes.

The Exchange Offer	We are offering to exchange up to $215,000,000 aggregate principal amount of our 8.375% Senior Notes due 2017, or the exchange notes, for an equal aggregate principal amount of old notes. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that the exchange notes have been registered under the Securities Act and do not contain transfer restrictions, registration rights or additional interest provisions. You should read the discussion set forth under “Description of the Exchange Notes” for further information regarding the exchange notes. In order to be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not withdrawn will be exchanged. We will issue and deliver the exchange notes promptly after the expiration of the exchange offer.

Resale of Exchange Notes	Based on interpretations by the SEC’s Staff, as detailed in a series of no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

•	you, or the person or entity receiving the exchange notes, acquires the exchange notes in the ordinary course of business;

•	neither you nor any such person or entity receiving the exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•	neither you nor any such person or entity receiving the exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes; and

•	neither you nor any such person or entity receiving the exchange notes is an “affiliate” of Cott Beverages Inc., as that term is defined in Rule 405 under the Securities Act.

We have not submitted a no-action letter to the SEC and there can be no assurance that the SEC would make a similar determination with respect to this exchange offer. If you do not meet the conditions described above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Expiration Date	5:00 p.m., New York City time, on , 2010, unless, in our sole discretion, we extend or terminate the exchange offer.

Withdrawal Rights	You may withdraw tendered old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	You may tender your old notes by instructing your broker or bank where you keep the old notes to tender them for you. In some cases, you may be asked to submit the blue-colored letter of transmittal that may accompany this prospectus. By tendering your old notes, you will represent to us, among other things, (1) that you are, or the person or entity receiving the exchange notes, is acquiring the exchange notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act. Your old notes will be tendered in integral multiples of $1,000. Exchange notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

A timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company, or DTC, according to the procedures described in this prospectus under “The Exchange Offer,” must be received by the exchange agent before 5:00 p.m., New York City time, on the expiration date.

Consequences of Failure to Exchange	Any old notes not accepted for exchange for any reason will be credited to an account maintained at DTC promptly after the expiration or termination of the exchange offer. Old notes that are not tendered, or that are tendered but not accepted, will be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration under the Securities Act of the old notes. The liquidity of the old notes could be adversely affected by the exchange offer. See “Risk Factors—Risks Related to Retention of the Old Notes—If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.”

Taxation	The exchange of old notes for exchange notes by tendering holders should not be a taxable event for U.S. federal income tax purposes. For more details, see “Material United States Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. For more details, see “Use of Proceeds.”

Exchange Agent	HSBC Bank USA, National Association is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under “The Exchange Offer—Exchange Agent.”

Terms of the Exchange Notes

The following is a brief summary of certain material terms of the exchange notes. For more complete information about the exchange notes, see “Description of the Exchange Notes” in this prospectus.

Issuer	Cott Beverages Inc.

Notes Offered	$215.0 million in aggregate principal amount of 8.375% Senior Notes due 2017.
Maturity Date	November 15, 2017.

Interest Rate	We will pay interest on the exchange notes at an annual interest rate of 8.375%.

Interest Payment Dates	Interest on the exchange notes will be payable on May 15 and November 15 of each year, beginning on May 15, 2010.

Guarantees	The Issuer’s obligations under the exchange notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by Cott Corporation, certain of our current and future domestic restricted subsidiaries, and our subsidiary that holds our assets in the United Kingdom. Certain of our subsidiaries will not be guarantors of the notes. As of September 26, 2009, the non-guarantor subsidiaries held approximately $68.2 million of our total assets of approximately $878.2 million and had liabilities of approximately $20.6 million.

Ranking	The exchange notes and the guarantees will be unsecured senior indebtedness. Accordingly, they will be:

•	pari passu in right of payment with all of the Issuer’s and the guarantors’ existing and future senior indebtedness including debt under our ABL Facility);

•	senior in right of payment to all of the Issuer’s and the guarantors’ existing and future subordinated indebtedness;

•

effectively subordinated to all of the Issuer’s and the guarantors’ secured indebtedness, including borrowings under our ABL Facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all obligations of our non-guarantor subsidiaries.

As of September 26, 2009, after giving effect to the completion of the offering of the old notes and the application of the net proceeds thereof, $276.0 million of indebtedness would have been outstanding, of which $72.7 million would have been secured indebtedness.

Optional Redemption	Prior to November 15, 2012, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings.

At any time prior to November 15, 2013, we may redeem some or all of the exchange notes at a redemption price equal to the principal amount of the notes redeemed plus accrued and unpaid interest to the date of redemption plus a “make-whole” premium set forth under “Description of Exchange Notes—Redemption at Make-Whole Premium.”

In addition, at any time on or after November 15, 2013, we may redeem some or all of the exchange notes at the redemption prices set forth under “Description of Exchange Notes—Optional Redemption.”

Offer to Purchase	If we experience specific kinds of changes of control, and, under certain circumstances, if we sell certain assets, we may be required to offer to purchase the notes at the prices set forth under “Description of Notes—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales.”

Covenants	The indenture governing the notes contains certain covenants limiting our ability and the ability of our restricted subsidiaries to, under certain circumstances:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or distributions on or purchase our equity interests;

•	make other restricted payments or investments;

•	redeem debt that is junior in right of payment to the notes;

•	use our assets as security in other transactions;

•	place restrictions on distributions and other payments from restricted subsidiaries;

•	sell certain assets or merge with or into other entities; and

•	enter into transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of Exchange Notes—Certain Covenants.”

DTC Eligibility	The exchange notes will be issued in book-entry form and will be represented by a permanent global security deposited with a custodian for and registered in the name of the nominee of DTC in New York, New York. Beneficial interests in the global security will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interests may not be exchanged for certificated securities, except in limited circumstances. See “Description of the Exchange Notes—Book-Entry Delivery and Form.”

Absence of Established Markets for the Notes	The exchange notes are a new issue of securities, and currently there is no market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange, or to arrange for any quotation system to quote them. Accordingly, we cannot assure you that liquid markets will develop for the exchange notes.

Risk Factors	An investment in the notes involves substantial risk. See “Risk Factors” for a description of certain of the risks you should consider before investing in the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Nine months ended		Year ended
	Sept. 26, 2009	Sept. 27, 2008	Dec. 27, 2008	Dec. 29, 2007	Dec. 30, 2006	Dec. 31, 2005	Jan. 1, 2005
Ratio of earnings to fixed charges(a)	3.2x	—	—	—	0.2	2.2x	4.9x

(a)	We compute the ratio of earnings to fixed charges by dividing (i) earnings (loss), which consists of net income from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period and adjusted for undistributed earnings in equity investments, by (ii) fixed charges, which consist of interest expense, capitalized interest and the portion of rental expense under operating leases estimated to be representative of the interest factor.

Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

The ratio of earnings to fixed charges was less than 1:1 for the year ended December 30, 2006. In order to achieve a ratio of earnings to Fixed charges of 1:1, we would have had to generate an additional $35 million in pre-tax earnings in the year ended December 30, 2006.

The ratio of earnings to fixed charges was less than 1:1 for the year ended December 28, 2007. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $88 million in pre-tax earnings in the year ended December 29, 2007.

The ratio of earnings to fixed charges was less than 1:1 for the year ended December 27, 2008. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $145 million in pre-tax earnings in the year ended December 27, 2008. The ratio of earnings to fixed charges was less than 1:1 for the nine months ended September 27, 2008. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $118 million in pre-tax earnings in the year ended December 28, 2007.

RISK FACTORS

In considering whether to purchase the exchange notes offered hereby, you should understand the high degree of risk involved. You should carefully consider the risk factors and other information contained in this offering memorandum and the risk factors and other information incorporated by reference under the caption “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 27, 2008, as well as the other information incorporated by reference into this offering memorandum as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Exchange Act. See “Information Incorporated By Reference.” The risks below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

We may be unable to compete successfully in the highly competitive beverage category.

The markets for our products are extremely competitive. In comparison to the major national brand beverage manufacturers, we are a relatively small participant in the industry. We face competition from the national brand beverage manufacturers in all of our markets and from other retailer brand beverage manufacturers. If our competitors reduce their selling prices, increase the frequency of their promotional activities in our core markets, enter into the production of private label products, or if our customers do not allocate adequate shelf space for the beverages we supply, we could experience a decline in our volumes, be forced to reduce pricing, forgo price increases required to off-set increased costs of raw materials and fuel, increase capital and other expenditures, or lose market share, any of which could adversely affect our profitability.

We may not be able to respond successfully to consumer trends related to carbonated and non-carbonated beverages.

Consumer trends with respect to the products we sell are subject to change. Consumers are seeking increased variety in their beverages, and there is a growing interest among the public regarding the ingredients in our products, the attributes of those ingredients and health and wellness issues generally. This interest has resulted in a decline in consumer demand for full-calorie carbonated soft drinks (“CSDs”) and an increase in consumer demand for products associated with health and wellness, such as water, enhanced water, teas, reduced-calorie CSDs and certain other non-carbonated beverages. Consumer preferences may change due to a variety of other factors, including the aging of the general population, changes in social trends, the real or perceived impact the manufacturing of our products has on the environment, changes in consumer demographics, changes in travel, vacation or leisure activity patterns, negative publicity resulting from regulatory action or litigation against companies in the industry, or a downturn in economic conditions. Any of these changes may reduce consumers’ demand for our products.

There can be no assurance that we can develop innovative products that respond to consumer trends. Our failure to develop innovative products could put us at a competitive disadvantage in the marketplace and our business and financial results could be adversely affected.

Because a small number of customers account for a significant percentage of our sales, the loss of or reduction in sales to any significant customer could have a material adverse effect on our results of operations and financial condition.

A significant portion of our revenue is concentrated in a small number of customers. Our customers include many large national and regional grocery, mass-merchandise, drugstore, wholesale and convenience store chains in our core markets of North America, United Kingdom and Mexico. Sales to Wal-Mart, our top customer in 2008 and 2007, accounted for 35.7% and 39.8%, respectively, of our total revenue, and sales to our top ten customers in 2008 and 2007 accounted for 60.9% and 64.3%, respectively, of our total revenue. We expect that sales of our products to a limited number of customers will continue to account for a high percentage of our revenue for the foreseeable future.

In 2008, Wal-Mart decreased the amount of shelf space allocated to its retailer brand CSDs. On January 27, 2009, we received written notice from Wal-Mart stating that Wal-Mart was exercising its right to terminate, without cause, the exclusive supply contract dated December 21, 1998, between Issuer and Wal-Mart (the “Exclusive Supply Contract”), effective on January 28, 2012. Pursuant to the terms of the Exclusive Supply Contract, we are the exclusive supplier to Wal-Mart of retailer brand CSDs in the United States. The termination provision of the Exclusive Supply Contract provides for exclusivity to be phased out over a period of three years following notice of termination (the “Notice Period”). Accordingly, we have the exclusive right to supply at least two-thirds of Wal-Mart’s total CSD volume in the United States during the first 12 months of the Notice Period, and we have the exclusive right to supply at least one-third of Wal-Mart’s total CSD volume in the United States during the second 12 months of the Notice Period. Notwithstanding the termination of the Exclusive Supply Contract, we continue to supply Wal-Mart and its affiliated companies, under annual non-exclusive supply agreements, with a variety of products in the United States, Canada, United Kingdom and Mexico, including CSDs, clear, still and sparkling flavored waters, juice-based products, bottled water, energy drinks and ready-to-drink teas.

The loss of Wal-Mart or any significant customer, or customers that in the aggregate represent a significant portion of our revenue, or a material reduction in the amount of business we undertake with such customer or any other customer, could have a material adverse effect on our operating results and cash flows. Furthermore, we could be adversely affected if Wal-Mart or any significant customer reacts unfavorably to any pricing of our products or decides to de-emphasize or reduce their product offerings in the categories that we supply them with. At September 26, 2009, we had $77.3 million of customer relationships recorded as an intangible asset. The permanent loss of any customer included in the intangible asset would result in impairment in the value of the intangible asset or accelerated amortization and could lead to an impairment of fixed assets that were used to service that client.

Our financial results may be negatively impacted by the recent global financial events.

The recent global financial events have resulted in the consolidation, failure or near failure of a number of institutions in the banking, insurance and investment banking industries and have substantially reduced the ability of companies to obtain financing. These events have also caused a substantial reduction in the stock market. These events could have a number of different effects on our business, including:

•	reduction in consumer spending, which could result in a reduction in our sales volume;

•	a negative impact on the ability of our customers to timely pay their obligations to us or our vendors to timely supply materials, thus reducing our cash flow;

•	an increase in counterparty risk;

•	an increased likelihood that one or more members of our banking syndicate may be unable to honor its commitments under our ABL Facility; and

•	restricted access to capital markets that may limit our ability to take advantage of business opportunities, such as acquisitions.

Other events or conditions may arise directly or indirectly from the global financial events that could negatively impact our business.

Our geographic diversity subjects us to the risk of currency fluctuation.

We are exposed to changes in foreign currency exchange rates, including those between the U.S. dollar and the pound sterling, the euro, the Canadian dollar, the Mexican peso and other currencies. Our operations outside of the U.S. accounted for 38.9% of our 2008 sales. Accordingly, currency fluctuations in respect of our outstanding non-U.S. dollar denominated net asset balances may affect our reported results and competitive position.

Our ingredients, packaging supplies and other costs are subject to price increases and we may be unable to effectively pass rising costs on to our customers.

We bear the risk of changes in prices on the ingredient and packaging in our products. The majority of our ingredient and packaging supply contracts allow our suppliers to alter the prices they charge us based on changes in the costs of the underlying commodities that are used to produce them. Aluminum for cans and ends, resin for polyethylene terephthalate (“PET”) bottles, preforms and caps and corn for HFCS for sweeteners are examples of these underlying commodities. In addition, the contracts for certain of our ingredient and packaging materials permit our suppliers to increase the costs they charge us based on increases in their cost of converting those underlying commodities into the materials that we purchase. In certain cases those increases are subject to negotiated limits and, in other cases, they are not. These changes in the prices that we pay for ingredient and packaging materials occur at times that vary by product and supplier, but are principally on a semi-annual or annual basis.

We are at risk with respect to fluctuating aluminum prices. Simultaneously, because PET resin is not a traded commodity, no fixed price mechanism has been implemented, and we are accordingly also at risk with respect to changes in PET prices. HFCS has a history of volatile price changes. We typically purchase HFCS requirements for North America under 12 month contracts. In 2008 and 2009, we locked in a majority of our forecasted 2009 HFCS and aluminum requirements, with the remaining requirements to be purchased at the prevailing 2009 market prices. We have entered into fixed price commitments for a majority of our HFCS requirements for 2010. We have also entered into fixed price commitments for a majority of our forecasted aluminum requirements for 2010 as well as a base percentage of our requirements for 2011.

Accordingly, we bear the risk of fluctuations in the costs of these ingredient and packaging materials, including the underlying costs of the commodities that comprise them and, to some extent, the costs of converting those commodities into finished products. We currently do not use derivatives to manage this risk. If the cost of these ingredients or packaging materials increases, we may be unable to pass these costs along to our customers through adjustments to the prices we charge. If we cannot pass on these increases to our customers on a timely basis, they could have a material adverse effect on our results of operations. If we are able to pass these costs on to our customers through price increases, the impact those increased prices could have on our volumes is uncertain.

Our beverage and concentrate manufacturing facilities use a significant amount of electricity, natural gas and other energy sources to operate. Fluctuations in the price of fuel and other energy sources for which we have not locked in long-term pricing would affect our operating costs, which could impact our profitability.

If we are unable to maintain relationships with our raw material suppliers, we may incur higher supply costs or be unable to deliver products to our customers.

In addition to water, the principal raw materials required to produce our products are PET bottles, caps and preforms, aluminum cans and ends, labels, cartons and trays, concentrates and sweeteners.

We typically enter into annual supply arrangements rather than long-term contracts with our suppliers, meaning that our suppliers are obligated to continue to supply us with materials for one-year periods, at the end of which we must either renegotiate the contracts with our incumbent suppliers or find alternative sources for supply. With respect to some of our key packaging supplies, such as aluminum cans and ends, and some of our key ingredients, such as artificial sweeteners, we have entered into long-term supply agreements, the remaining terms of which range from one to two years, and therefore we are assured of a supply of those key packaging supplies and ingredients for a longer period of time. Crown Cork & Seal USA, Inc. (“CCS”) supplies aluminum cans and ends under a contract expiring on December 31, 2011. The contract provides that CCS will supply our entire aluminum can and end requirements worldwide, subject to certain exceptions. In 2007 and through the second quarter of 2008, the price paid for aluminum increased significantly to reflect world pricing, but the price fell significantly in the third quarter of 2008. As with our annual supply contracts, we must either renegotiate these long-term supply agreements with the incumbent suppliers when they expire or find alternative sources for supply.

We rely upon our ongoing relationships with our key suppliers to support our operations. There can be no assurance that we will be able to either renegotiate contracts with these suppliers when they expire or, alternatively, if we are unable to renegotiate contracts with our key suppliers, there can be no assurance that we could replace them. We could also incur higher ingredient and packaging supply costs in renegotiating contracts with existing suppliers or replacing those suppliers, or we could experience temporary disruptions in our ability to deliver products to our customers, either of which could have a material adverse effect on our results of operations.

In addition, the supply of specific ingredient and packaging materials could be adversely affected by many factors, including industry consolidation, energy shortages, governmental controls, labor disputes, natural disasters, transportation interruption, political instability, acts of war or terrorism and other factors

If we fail to manage our operations successfully, our business and financial results may be materially and adversely affected.

In recent years, we have grown our business and beverage offerings primarily through the acquisition of other companies, new product lines and growth with key customers. We believe that opportunities exist to increase sales of beverages in our markets by leveraging existing customer relationships, obtaining new customers, exploring new channels of distribution and introducing new products. To succeed with this strategy, we must identify appropriate acquisition or strategic alliance candidates and or product lines. The success of this strategy also depends on our ability to manage and integrate acquisitions and alliances at a pace consistent with the growth of our business. If attractive acquisition opportunities are not available, we may not continue to acquire businesses and product lines. Furthermore, the businesses or product lines that we acquire or align with may not be integrated successfully into our business or prove profitable. In addition to the foregoing factors, our ability to expand our business in foreign countries is also dependent on, and may be limited by, our ability to comply with the laws of the various jurisdictions in which we may operate, as well as changes in local government regulations and policies in such jurisdictions.

If we fail to manage the geographic allocation of production capacity surrounding customer demand in North America, we may lose certain customer product volume or have to utilize co-packers to fulfill our customer capacity obligations, either of which could negatively impact our financial results.

We may not fully realize the expected cost savings and/or operating efficiencies from our restructuring activities.

During the last three years we have implemented, and plan to continue to implement, restructuring activities to support the implementation of key strategic initiatives designed to achieve long-term sustainable growth. These activities are intended to maximize our operating effectiveness and efficiency and to reduce our costs. We cannot be assured that we will achieve or sustain the targeted benefits under these programs or that the benefits, even if achieved, will be adequate to meet our long-term growth expectations. In addition, the implementation of key elements of these activities, such as employee job reductions and plant closures, may have an adverse impact on our business, particularly in the near-term.

Substantial disruption to production at our beverage concentrates or other manufacturing facilities could occur.

A disruption in production at our beverage concentrates manufacturing facility, which manufactures almost all of our concentrates, could have a material adverse effect on our business. In addition, a disruption could occur at any of our other facilities or those of our suppliers, bottlers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, manufacturing problems, disease, strikes, transportation interruption, government regulation or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

Our success depends, in part, on our intellectual property, which we may be unable to protect.

We possess certain intellectual property that is important to our business. This intellectual property includes trade secrets, in the form of the concentrate formulas for most of the beverages that we produce, and trademarks for the names of the beverages that we sell. While we own certain of the trademarks used to identify our beverages, other trademarks are used through licenses from third parties or by permission from our retailer brand customers. Our success depends, in part, on our ability to protect our intellectual property.

To protect this intellectual property, we rely principally on registration of trademarks, contractual responsibilities and restrictions in agreements (such as indemnification, nondisclosure and confidentiality agreements) with employees, consultants and customers, and on common law and statutory protections afforded to trademarks, trade secrets and proprietary “know-how.” In addition, we vigorously protect our intellectual property against infringements using any and all legal remedies available. Notwithstanding our efforts, we may not be successful in protecting our intellectual property for a number of reasons, including:

•	our competitors may independently develop intellectual property that is similar to or better than ours;

•

employees, consultants or customers may not abide by their contractual agreements and the cost of enforcing those agreements may be prohibitive, or those agreements may prove to be unenforceable or more limited than anticipated;

•	foreign intellectual property laws may not adequately protect our intellectual property rights; and

•	our intellectual property rights may be successfully challenged, invalidated or circumvented.

If we are unable to protect our intellectual property, our competitive position would weaken and we could face significant expense to protect or enforce our intellectual property rights. At September 26, 2009, we had $45.0 million of rights and $9.9 million of trademarks recorded as intangible assets.

Occasionally, third parties may assert that we are, or may be, infringing on or misappropriating their intellectual property rights. In these cases, we intend to defend against claims or negotiate licenses when we consider these actions appropriate. Intellectual property cases are uncertain and involve complex legal and factual questions. If we become involved in this type of litigation, it could consume significant resources and divert our attention from business operations.

If we are found to infringe on the intellectual property rights of others, we could incur significant damages, be enjoined from continuing to manufacture, market or use the affected product, or be required to obtain a license to continue manufacturing or using the affected product. A license could be very expensive to obtain or may not be available at all. Similarly, changing products or processes to avoid infringing the rights of others may be costly or impracticable.

Our products may not meet health and safety standards or could become contaminated and we could be liable for injury, illness or death caused by consumption of our products.

We have adopted various quality, environmental, health and safety standards. However, our products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our bottlers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. We may be liable to our customers if the consumption of any of our products causes injury, illness or death. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could have a material adverse effect on our results of operations or cash flows.

Litigation or legal proceedings could expose us to significant liabilities and damage our reputation.

We are party to various litigation claims and legal proceedings. We evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. We may establish a reserve as appropriate based upon assessments and estimates in accordance with our accounting policies. We base our assessments, estimates and disclosures on the information available to us at the time and rely on legal and management judgment. Actual outcomes or losses may differ materially from assessments and estimates. Actual settlements, judgments or resolutions of these claims or proceedings may negatively affect our business and financial performance.

Changes in the legal and regulatory environment in the jurisdictions in which we operate could increase our costs or reduce our revenues.

As a producer of beverages, we must comply with various federal, state, provincial, local and foreign laws relating to production, packaging, quality, labeling and distribution, including, in the U.S., those of the federal Food, Drug and Cosmetic Act, the Fair Packaging and Labeling Act, the Federal Trade Commission Act, the Nutrition Labeling and Education Act and California Proposition 65. We are also subject to various federal, state, provincial, local and foreign environmental laws and workplace regulations. These laws and regulations include, in the U.S., the Occupational Safety and Health Act, the Unfair Labor Standards Act, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Motor Carrier Safety Act, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws relating to the maintenance of fuel storage tanks, laws relating to water consumption and treatment, and various other federal statutes and regulations. These laws and regulations may change as a result of political, economic, or social events. Such regulatory changes may include changes in food and drug laws, laws related to advertising, accounting standards, taxation requirements, competition laws and environmental laws, including laws relating to the regulation of water rights and treatment. Changes in laws, regulations or government policy and related interpretations may alter the environment in which we do business, which may impact our results or increase our costs or liabilities.

Proposed taxes on CSDs and other drinks could have an adverse effect on our business.

Federal, state, local and foreign governments have considered taxes on soda and other sugary drinks. Any such taxes could negatively impact consumer demand for our products and have an adverse effect on our revenues.

We are not in compliance with the requirements of the Ontario Environmental Protection Act (“OEPA”) and, if the Ontario government seeks to enforce those requirements or implements modifications to them, we could be adversely affected.

Certain regulations under the OEPA provide that a minimum percentage of a bottler’s soft drink sales within specified areas in Ontario must be made in refillable containers. The penalty for non-compliance is a fine of $50,000 per day beginning when the first offense occurs and continuing until the first conviction, and then increasing to $100,000 per day for each subsequent conviction. These fines may be increased to equal the amount of monetary benefit acquired by the offender as a result of the commission of the offense. We, and we believe other industry participants, are currently not in compliance with the requirements of the OEPA. Ontario is no enforcing the OEPA at this time, but if it chose to enforce the OEPA in the future, we could incur fines for non-compliance and the possible prohibition of sales of soft drinks in non-refillable containers in Ontario. We estimate that approximately 4% of our sales would be affected by the possible limitation on sales of soft drinks in non-refillable containers in Ontario if the Ontario Ministry of the Environment initiated an action to enforce the provisions of the OEPA against us.

In April 2003, the Ontario Ministry of the Environment proposed to revoke these regulations in favor of new mechanisms under the Ontario Waste Diversion Act to enhance diversion from disposal of CSD containers. On December 22, 2003, the Ontario provincial government approved the implementation of the Blue Box Program plan under the Ministry of Environment Waste Diversion Act. The Program requires those parties who are brand owners or licensees of rights to brands which are manufactured, packaged or distributed for sale in Ontario to contribute to the net cost of the Blue Box Program. We generally manufacture, package and distribute products for and on behalf of third party customers. Therefore, we do not believe that we will be responsible for direct costs of the Blue Box Program. However, our customers may attempt to pass these costs, or a portion of them, on to us. We do not believe that the costs for which we may ultimately be responsible under the Blue Box Program will have a material adverse effect on our results of operations; however, we cannot guarantee this outcome. The Blue Box Program does not revoke any of the regulations mentioned above under the OEPA regarding refillable containers, although the industry anticipates that they will be reversed in the future.

Adverse weather conditions could reduce the demand for our products.

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may reduce the demand for our products and contribute to lower revenues, which could negatively impact our profitability.

Global or regional catastrophic events could impact our operations and financial results.

Our business can be affected by large-scale terrorist acts, especially those directed against the United States or other major industrialized countries, major natural disasters, or widespread outbreaks of infectious diseases such as avian influenza or severe acute respiratory syndrome. Such events could impair our ability to manage our business could disrupt our supply of raw materials, and could impact production, transportation and delivery of products. In addition, such events could cause disruption of regional or global economic activity, which can affect consumers’ purchasing power in the affected areas and, therefore, reduce demand for our products.

Recent changes in senior management, and our continued efforts to build our management teams, may divert attention and resources from the core activities of our business and may adversely affect our relationships with customers, suppliers and other constituencies.

We have experienced changes in senior management. In March 2008, David T. Gibbons, a member of our Board, assumed the role of Interim Chief Executive Officer upon the departure of our former Chief Executive Officer. In February 2009, Jerry Fowden, who was previously President of our international segments and Interim President, North America, was appointed Chief Executive Officer. In September 2009, Neal Cravens was appointed Chief Financial Officer. Transitioning to a permanent Chief Executive Officer and a new Chief Financial Officer has taken, and may continue to take, significant time and resources. We also plan to continue to invest time and resources in building our management teams. Our long-term success will depend on our ability to recruit and retain capable and talented people, and any failure to do so could have a material adverse effect on our future operating results and financial condition. In addition, if management changes negatively impact our relationships with customers, suppliers and other constituencies, it could have a material adverse effect on our future operating results and financial condition.

Changes in future business conditions could cause business investments and/or recorded goodwill or indefinite life intangible assets to become impaired, resulting in substantial losses and write-downs that would reduce our results of operations.

As part of our overall strategy, we will, from time to time, make investments in other businesses. These investments are made upon careful target analysis and due diligence procedures designed to achieve a desired return or strategic objective. These procedures often involve certain assumptions and judgment in determining acquisition price. After acquisition, unforeseen issues could arise that adversely affect anticipated returns or that are otherwise not recoverable as an adjustment to the purchase price. Even after careful integration efforts, actual operating results may vary significantly from initial estimates.

Goodwill accounted for approximately $29.7 million of our recorded total assets as of September 26, 2009. We evaluate the recoverability of recorded goodwill amounts annually, or when evidence of potential impairment exists. The annual impairment test is based on several factors requiring judgment and certain underlying assumptions. Our only intangible asset with an indefinite life relates to the 2001 acquisition of intellectual property from Royal Crown, including the right to manufacture our concentrates, with all related inventions, processes, technologies, technical and manufacturing information, know-how and the use of the Royal Crown brand outside of North America and Mexico (the “Rights”). Principally, a decrease in expected operating segment cash flows, changes in market conditions, loss of key customers and a change in our imputed cost of capital may indicate potential impairment of recorded goodwill or the Rights.

We may not be able to renew collective bargaining agreements on satisfactory terms, or we could experience strikes.

As of December 27, 2008, 837 of our employees were covered by collective bargaining agreements. These agreements typically expire every three to four years at various dates, and the collective bargaining agreements at our Concordville and Pointe Claire locations expire in February 2010. We may not be able to renew our collective bargaining agreements on satisfactory terms or at all. This could result in strikes or work stoppages, which could impair our ability to manufacture and distribute our products and result in a substantial loss of sales. The terms of existing or renewed agreements could also significantly increase our costs or negatively affect our ability to increase operational efficiency.

We depend on key information systems and third-party service providers.

We depend on key information systems to accurately and efficiently transact our business, provide information to management and prepare financial reports. We rely on third-party providers for the majority of our key information systems and business processing services, including hosting our primary data center. These systems and services are vulnerable to interruptions or other failures resulting from, among other things, natural disasters, terrorist attacks, software, equipment or telecommunications failures, processing errors, computer viruses, hackers, other security issues or supplier defaults. Security, backup and disaster recovery measures may not be adequate or implemented properly to avoid such disruptions or failures. Any disruption or failure of these systems or services could cause substantial errors, processing inefficiencies, security breaches, inability to use the systems or process transactions, loss of customers or other business disruptions, all of which could negatively affect our business and financial performance.

We also face other risks that could adversely affect our business, results of operations or financial condition,

which include:

•	any requirement to restate financial results in the event of inappropriate application of accounting principles;

•	any event that could damage our reputation;

•	failure of our processes to prevent and detect unethical conduct of employees;

•	a significant failure of internal controls over financial reporting

•	failure of our prevention and control systems related to employee compliance with internal policies and

•	regulatory requirements; and

•	failure of corporate governance policies and procedures.

Risks Related To Our Capital Structure and This Offering

We have a significant amount of outstanding debt, which could adversely affect our financial health and future cash flows may not be sufficient to meet our obligations.

As of September 26, 2009, after giving effect to the completion of the offering of the old notes and the application of the net proceeds therefrom, our total indebtedness would have been $276.0 million. Our present indebtedness and any future borrowings could have important adverse consequences to us and our investors, including:

•	requiring a substantial portion of our cash flow from operations to make interest payments on this debt;

•	making it more difficult to satisfy debt service and other obligations;

•	increasing the risk of a future credit ratings downgrade of our debt, which would increase future debt costs;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our business;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry;

•	placing us at a competitive disadvantage to our competitors that may not be as highly leveraged with debt as we are; and

•	limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase common stock.

To the extent we become more leveraged, the risks described above would increase. In addition, our actual cash requirements in the future may be greater than expected. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our ABL Facility in amounts sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund our other liquidity needs.

If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to refinance all or a portion of our debt, including the exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our ABL Facility and the exchange notes, on attractive terms, commercially reasonable terms or at all. Our ABL Facility matures in March 2013, subject to the refinancing of our 8.0% senior subordinated notes; our ABL Facility will mature early if our 8.0% senior subordinated notes have not been refinanced or retired six months prior to their maturity on terms and conditions specified in our ABL facility. Our future operating performance and our ability to service or refinance the exchange notes, and to service, extend or refinance our ABL Facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.

This could further exacerbate the risks associated with our substantial leverage.

We will have the right to incur substantial additional indebtedness in the future. The terms of our ABL Facility and the indenture governing our indebtedness restrict, but do not in all circumstances, prohibit us from doing so. Assuming the application of the net proceeds of this offering as contemplated in the “Use of Proceeds”

hereunder and subject to satisfying the conditions for borrowing under our ABL Facility, not taking into account any of the restrictive covenants therein, as of October 26, 2009, we could borrow up to an additional $134.2 million, which is the unused portion of the existing commitment under our ABL Facility. All existing and future borrowings under our ABL Facility will rank pari passu with the exchange notes and the subsidiary guarantees and such borrowings are secured by substantially all of our assets. Under the instruments governing our debt, we are permitted to incur substantial additional debt that ranks equal with the exchange notes. In addition, as of the date hereof, the indenture governing the exchange notes would permit us to incur more than $300 million of additional indebtedness under certain incurrence baskets without having to meet coverage ratio incurrence tests or other EBITDA thresholds. Under certain debt incurrence tests, the amount of total debt we could incur in the future under the indenture governing the exchange notes could increase.

Any additional debt may be governed by indentures or other instruments containing covenants that could place restrictions on the operation of our business and the execution of our business strategy in addition to the restrictions on our business already contained in the agreements governing our existing debt. Because any decision to issue debt securities or enter into new debt facilities will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future debt financings and we may be required to accept unfavorable terms for any such financings.

A portion of our indebtedness is variable rate debt, and changes in interest rates could adversely affect us by causing us to incur higher interest costs with respect to such variable rate debt.

Our ABL Facility subjects us to interest rate risk. The interest rate and margin applicable to our ABL Facility is variable, meaning that the rate at which we pay interest on amounts borrowed under the facility fluctuates with changes in interest rates and our debt leverage. Accordingly, with respect to any amounts from time to time outstanding under our ABL Facility, we are exposed to changes in interest rates. We do not currently use derivative instruments to hedge interest rate exposure. If we are unable to adequately manage our debt structure in response to changes in the market, our interest expense could increase, which would negatively impact our financial condition and results of operations.

Our ABL Facility contains, and the indenture governing the exchange notes will contain, various covenants limiting the discretion of our management in operating our business and could prevent us from capitalizing on business opportunities and taking some corporate actions.

Our ABL Facility imposes, and the indenture governing the exchange notes will impose, significant operating and financial restrictions on us. These restrictions will limit or restrict, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	make restricted payments (including paying dividends on, redeeming, repurchasing or retiring our capital stock);

•	make investments;

•	create liens;

•	sell assets;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends, make loans or transfer assets to us;

•	engage in transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications and, with respect to the exchange notes, are described under the heading “Description of Exchange Notes—Certain Covenants” in this prospectus.

In addition, our ABL Facility also requires us, under certain circumstances, to maintain compliance with a financial covenant. Our ability to comply with this covenant may be affected by events beyond our control, including those described in this “Risk Factors” section. A breach of any of the covenants contained in our ABL Facility, including our inability to comply with the financial covenant, could result in an event of default, which would allow the lenders under our ABL Facility to declare all borrowings outstanding to be due and payable, which would in turn trigger an event of default under the indenture governing the exchange notes and, potentially, our other indebtedness. At maturity or in the event of an acceleration of payment obligations, we would likely be unable to pay our outstanding indebtedness with our cash and cash equivalents then on hand. We would, therefore, be required to seek alternative sources of funding, which may not be available on commercially reasonable terms, terms as favorable as our current agreements or at all, or face bankruptcy. If we are unable to refinance our indebtedness or find alternative means of financing our operations, we may be required to curtail our operations or take other actions that are inconsistent with our current business practices or strategy.

The trading prices for the exchange notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes, or the trading market for the exchange notes, to the extent a trading market for the exchange notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the exchange notes.

Your right to receive payments on the exchange notes and the guarantees will be effectively subordinated to our secured debt to the extent of the value of the assets securing that debt.

The exchange notes and the guarantees will be effectively subordinated to claims of existing and future secured creditors to the extent of the value of the assets securing such claims. Assuming we had completed this offering on September 26, 2009, after giving effect to the application of the estimated net proceeds as described in “Use of Proceeds,” we estimate that we would have had approximately $61.4 million of secured borrowings outstanding, which excludes outstanding letters of credit, and we could have incurred an additional $134.2 million under our ABL Facility. Substantially all of our and the subsidiary guarantors’ assets secure obligations under our ABL Facility. The indenture governing the exchange notes would permit us to incur additional secured indebtedness. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, holders of our secured obligations will have claims that are prior to claims of the holders of the exchange notes or the guarantees with respect to the assets securing those obligations, which are substantially all of our assets. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.

Your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some, but not all, of our subsidiaries will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from assets of those subsidiaries before any assets are made available for distribution to us. Assuming we had completed this offering on September 26, 2009, after giving effect to the guarantee of the exchange notes by our subsidiary guarantors, the exchange notes would have been effectively junior to approximately $20.6 million of debt and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 8.4% and 7.7% of our consolidated revenues for the twelve months ended December 27, 2008 and nine months ended September 26, 2009, respectively, and held approximately 7.8% of our consolidated assets as of September 26, 2009.

Certain of our subsidiaries will be classified as unrestricted subsidiaries and will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the exchange notes. The unrestricted subsidiaries had assets of approximately $68.2 million (excluding inter-company loans and investments) as of September 26, 2009, and revenues of approximately $138.2 million for the year ended December 27, 2008 and $93.8 million for the nine months ended September 26, 2009.

We may not have the ability to raise the funds necessary to finance a change of control offer if required by the indenture for the exchange notes or the terms of our other indebtedness.

Upon the occurrence of certain change of control events, we will be required to offer to purchase all outstanding exchange notes and other outstanding debt. A change of control event under the indenture governing the exchange notes could also constitute a change of control under our ABL Facility, which could result in the acceleration of the indebtedness outstanding thereunder. Any of our future debt agreements may contain similar restrictions and provisions. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the exchange notes tendered by the holders or such other indebtedness and under the indenture governing the exchange notes we may not be permitted to repurchase such other indebtedness, which could result in an event of default under such indebtedness. Moreover, under the indenture governing the exchange notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” and thus would not give rise to any repurchase rights.

Thus, there can be no assurance that in the event of a change of control we will have sufficient funds to satisfy our obligations with respect to any or all of the tendered exchange notes. See “Description of Exchange notes—Repurchase at the Option of Holders—Change of Control.”

There is no public market for the exchange notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The exchange notes are a new issue of securities and there is no existing trading market for the exchange notes. Accordingly, we cannot assure you that a liquid market will develop or continue for the notes, that you will be able to sell your notes at a particular time or at the price that you desire. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of the exchange notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the old notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

The trading price of the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. The exchange notes may trade at a discount from the initial offering price of the exchange notes, depending upon prevailing interest rates, the market for similar exchange notes, our performance and other factors.

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws or other state laws, a court could avoid a guarantee or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond our or its ability to pay such debts as they mature.

In addition, a court could void any payment by a guarantor pursuant to a guarantee and require that payment to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws may vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

Risks Related to Retention of the Old Notes

If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.

We will only issue exchange notes in exchange for old notes that are validly tendered in accordance with the procedures set forth in this prospectus. Therefore, you should carefully follow the instructions on how to tender your old notes. See “The Exchange Offer—Procedures for Tendering Old Notes.” We did not register the old notes under the Securities Act, nor do we intend to do so following the exchange offer. If you do not exchange your old notes in the exchange offer, or if your old notes are not accepted for exchange, then, after we consummate the exchange offer, you may continue to hold old notes that are subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws, except in limited circumstances. As a result, you will not be able to offer or sell old notes except in reliance on an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the trading market for any old notes remaining after the completion of the exchange offer will be substantially reduced. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate number of old notes outstanding. Accordingly, the liquidity of the market for any old notes could be adversely affected and you may be unable to sell them.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange old notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except that the transfer restrictions, registration rights and rights to additional interest applicable to the old notes do not apply to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

On November 13, 2009, we issued and sold the old notes. The net proceeds from the sale of the old notes, together with cash on hand and ABL Facility borrowings, were used to repurchase our outstanding 8.0% senior subordinated notes due 2011 pursuant to a cash tender offer and consent solicitation.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information concerning the current directors and executive officers of Cott Corporation

Name	Age	Position
Mark Benadiba	56	Director
George A. Burnett	54	Director
Neal Cravens	57	Chief Financial Officer
Michael Creamer	53	Vice President—People
Jerry Fowden	53	Director and Chief Executive Officer
David T. Gibbons	66	Director
Stephen H. Halperin	59	Director
Betty Jane Hess	61	Director
Matthew A. Kane, Jr.	51	Vice President, General Counsel and Secretary
Gregory Leiter	51	Senior Vice President, Corporate Controller and Assistant Secretary
Gregory Monahan	36	Director
Mario Pilozzi	63	Director
Andrew Prozes	64	Director
William Reis	54	Senior Vice President, Chief Procurement Officer
Eric Rosenfeld	52	Director
Graham Savage	60	Director

Mark Benadiba, of Toronto, Ontario, Canada, served as our executive Vice-President, North American Operations from 1996 until 2006. Mr. Benadiba held several roles during his tenure at the Company from 1990 through 2006, including Executive Vice President and Chief Executive Officer of Cott Canada from 1990 to 1998. Previously, Mr. Benadiba was a Senior Executive of Pepsi/Seven-Up, Toronto/Canada. He has served on our board since June 2008.

George A. Burnett, of Cherry Hills Village, Colorado, U.S.A., is Chief Executive Officer of Alta Colleges, Inc., of Denver, Colorado, a national provider of post-secondary education services, and has held the position since August 2006. Mr. Burnett was Chairman of R.H. Donnelley, a Yellow Pages publisher, in 2006 and Chief Executive Officer of Dex Media, Inc. from 2001 to 2005. Mr. Burnett has served on our board since 2006. He currently serves as Chairman of the Human Resources and Compensation Committee and on the Audit Committee.

Neal Cravens was appointed as our Chief Financial Officer in September 2009. Mr. Cravens spent approximately 20 years with Seagram Company, Ltd., the beverage, consumer products and media entertainment company, where he served as Vice President, Planning, Mergers and Acquisitions, Senior Vice President, Finance and Chief Accounting Officer, and Executive Vice President and Chief Financial Officer at the divisional level. In 2004, Mr. Cravens joined Warner Music Group as Senior Vice President Finance. He then served in the Chief Financial Officer role for Almatis GmbH, a global chemical company, during 2006, and Advantage Sales & Marketing, a consumer products broker, from 2007 to 2008. Immediately prior to joining the Company, Mr. Cravens was a financial consultant to FM Facility Maintenance, a facilities maintenance company formerly known as Integrated Process Technologies.

Michael Creamer was appointed as our Vice President of People for International in April 2007 and was promoted to Vice President of People in August 2008. Prior to joining us, Mr. Creamer was Senior Director of Human Resource Operations and International for Avanade Corporation, a global IT consultancy formed as a joint venture between Accenture and Microsoft Corporation, from 2005 to 2007. From 1990 to 2004, Mr. Creamer held several positions with Microsoft, including senior global human resources positions.

Jerry Fowden, of Tampa, Florida, U.S.A., was appointed as our Chief Executive Officer on February 18, 2009. Prior to this appointment, he served as President of our international operating segments and Interim President, North America from May 2008 to February 2009, and as Interim President of our United Kingdom operating segment from September 2007 to May 2008. He served as Chief Executive Officer of Trader Media Group Ltd., a media company, and as a member of its parent Guardian Media Group plc’s Board of Directors from 2005 until 2007. From 2001 until 2004, he served in a variety of roles with AB InBev S.A. Belgium, an alcoholic beverage company, including President, European Zone, Western, Central and Eastern Europe from 2003 to 2004, Global Chief Operating Officer from 2002 to 2003 and Chief Executive Officer of Bass Brewers Ltd., a subsidiary of AB InBev S.A. Belgium, from 2001 to 2002. Mr. Fowden was a director of Chesapeake Corporation (now known as Canal Corporation) when it filed a voluntary Chapter 11 petition in the United States on December 29, 2008. On May 12, 2009, Chesapeake’s operating businesses were sold to a group of investors and Mr. Fowden resigned from his position as a director. Mr. Fowden has served on our board since March 2009.

David T. Gibbons, of Naples, Florida, U.S.A., was our Interim Chief Executive Officer from March 2008 to February 2009. Prior to joining the Company, he was President and Chief Executive Officer of Perrigo Company, a manufacturer of retailer brand over-the-counter pharmaceutical and nutritional products, from 2000 to 2006, and from 2003 to 2007, he also held the role of Chairman. Mr. Gibbons also serves on the board of directors of Robbins & Myers, Inc., a manufacturer of fluid management products. He has served on our board since March 2007, and currently serves on the Corporate Governance Committee.

Stephen H. Halperin, of Toronto, Ontario, Canada, is a partner at the law firm of Goodmans LLP and a member of that firm’s Executive Committee. He has been a partner with Goodmans since 1987 and a member of the Executive Committee since 1993. Mr. Halperin was a director of AT&T Canada Inc. (now known as Allstream Inc.) when it filed for bankruptcy protection in Canada and the United States in late 2002. That company emerged from bankruptcy protection in early 2003, at which point Mr. Halperin ceased to be one of its directors. Mr. Halperin is the brother of Mark Halperin, our former Chief Legal & Ethics Officer and Secretary. He has served on our board since 1992.

Betty Jane Hess, of Hingham, Massachusetts, U.S.A., was Senior Vice President, Office of the President, of Arrow Electronics, Inc., an electronics distributor, for five years prior to her retirement in mid-2004. She has served on our board since 2004. She currently serves on the Human Resources and Compensation Committee.

Matthew A. Kane was appointed as our Vice President, General Counsel and Secretary in September 2007. Prior to his appointment, he served as Vice President of Law of the Issuer, from April 2004 until his appointment. From January 2003 to April 2004, he was Chief Counsel, Sales of PepsiCo Beverages and Foods. From 1993 to 2003, he served as Associate General Counsel of Tropicana Products Inc.

Gregory Leiter was appointed as our Vice President, Corporate Controller and Assistant Secretary in November 2007 and appointed Senior Vice President and Controller in April 2008. Prior to joining us, he served from October 2006 to October 2007 as Practice Manager—Governance, Risk & Compliance with the international software firm SAP America. From January 2003 to September 2006, he held two positions with Graham Packaging Company, an international manufacturer of custom blow-molded plastic containers. From February 2006 to September 2006, he served as Graham Packaging’s Vice President—Global Business Process and from January 2003 to February 2006, he served as Director of Internal Audit.

Gregory Monahan, of Darien, Connecticut, U.S.A., has been a Managing Director of Crescendo Partners, L.P., a New York based investment firm, since December 2008 and he has held various positions at Crescendo Partners since May 2005. Prior to Crescendo Partners, he was the founder of Bind Network Solutions, a consulting firm focused on network infrastructure and security. Mr. Monahan also serves on the board of directors of O’Charley’s Inc., a multi-concept restaurant company that operates or franchises 364 restaurants. Mr. Monahan is currently a Board Observer to DALSA Corp., a Toronto Stock Exchange listed digital imaging and semiconductor firm. Mr. Monahan has served on our board since June 2008. He currently serves on the Audit Committee.

Mario Pilozzi, of Oakville, Ontario, Canada, was, until January 31, 2008, President and CEO of Wal-Mart Canada. He joined Wal-Mart Canada in 1994 as Vice-President of Hardline Merchandise and was promoted to Senior Vice-President of Merchandise and Sales, and later Chief Operating Officer, before serving as President and CEO. Prior to joining Wal-Mart Canada, Mr. Pilozzi held a broad range of positions with Woolworth Canada spanning more than 30 years. Positions included Vice-President of Hardline Merchandise; Administrator of Store Openings; District Manager; Store Manager; and several other key roles in Woolworth’s variety and discountstore divisions. Mr. Pilozzi has served on our board since June 2008. He currently serves on the Human Resources and Compensation Committee.

Andrew Prozes, of Greenwich, Connecticut, U.S.A., has served as Global Chief Executive Officer of LexisNexis Group, a provider of legal, news, risk and business information in New York City, since 2003. Mr. Prozes serves on the board of directors of Reed Elsevier plc and Reed Elsevier NV. He has served on our board since January 2005. He currently serves on the Corporate Governance Committee.

William Reis was appointed as our Senior Vice President, Chief Procurement Officer in March 2007. Prior to joining us, he served from February 2004 to February 2007 as Senior Vice President and Chief Procurement Officer for Revlon. From February 2001 to February 2004, he served as Vice President of Global Procurement for Goldman Sachs.

Eric Rosenfeld, of Harrison, New York, U.S.A., has been the President and Chief Executive Officer of Crescendo Partners, L.P., a New York based investment firm, since its formation in November 1998. Prior to forming Crescendo Partners, he held the position of Managing Director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. for 14 years. Mr. Rosenfeld currently serves as a director for numerous companies, including CPI Aerostructures Inc. (Chairman), a company engaged in the contract production of structural aircraft parts, Computer Horizons Corp. (Chairman), an IT services company, Hill International, a construction management firm, Matrikon Inc, a company that provides industrial intelligence solutions, DALSA Corp., a digital imaging and semiconductor firm, and Primoris Services Corporation, a specialty construction company. Mr. Rosenfeld has served on our board since June 2008 and is our Lead Independent Director. He currently serves as Chairman of the Corporate Governance Committee.

Graham Savage, of Toronto, Ontario, Canada, has served as the Chairman of Callisto Capital LP, a Toronto-based private equity firm since 2002. Prior to this, since 1998, Mr. Savage was Managing Director at Savage Walker Capital Inc., Callisto Capital LP’s predecessor. Between 1975 and 1996, Mr. Savage was with Rogers Communications Inc. in various positions culminating in being appointed the Senior Vice President, Finance and Chief Financial Officer, a position he held for seven years. In addition to Callisto Capital LP, Savage also serves on the Boards of Sun-Times Media Group, Inc. and Canadian Tire Corporation. He has also served on the boards of other well-known companies such as AT&T Long Distance Co., Alias Corp., Lions Gate Entertainment Corp. and Royal Group Technologies Limited. Mr. Savage has served on our board since February 2008. He currently serves as Chairman of the Audit Committee.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The exchange offer is designed to provide holders of old notes with an opportunity to acquire exchange notes which, unlike the old notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the exchange notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

The old notes were originally issued and sold on November 13, 2009, the issue date, to the initial purchasers, pursuant to the purchase agreement dated November 3, 2009. The old notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. The concurrent resale of the old notes by the initial purchasers to investors was done in reliance upon the exemptions provided by Rule 144A and Regulation S promulgated under the Securities Act. The old notes may not be reoffered, resold or transferred other than (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act.

In connection with the original issuance and sale of the old notes, we entered into a registration rights agreement, pursuant to which we agreed to file with the SEC a registration statement covering the exchange by us of the exchange notes for the old notes, or the exchange offer. The registration rights agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act and offer to holders of old notes who are able to make certain representations the opportunity to exchange their old notes for exchange notes.

Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the exchange notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the exchange notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any exchange notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations).

Each holder of old notes that exchanges such old notes for exchange notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any exchange notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of exchange notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. Subject to the minimum denomination requirements of the exchange notes, the exchange notes are being offered in exchange for a like principal amount of old notes. Old notes may be exchanged only in integral multiples of $1,000 principal amount. Holders may tender all, some or none of their old notes pursuant to the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the old notes except that (i) the exchange notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of the exchange notes will not be entitled to certain rights of holders of old notes under and related to the registration rights agreement. The exchange notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture. The exchange notes will be treated as a single class under the indenture with any old notes that remain outstanding. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date; Extensions; Termination; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2010 (21 business days following the date notice of the exchange offer was mailed to the holders). We reserve the right to extend the exchange offer at our discretion, in which event the term expiration date shall mean the time and date on which the exchange offer as so extended shall expire. Any such extension will be communicated to the exchange agent either orally or in writing and will be followed promptly by a press release or other permitted means which will be made no later than 9:00 a.m., New York City time, on the business day immediately following the previously scheduled expiration date.

We reserve the right to extend or terminate the exchange offer and not accept for exchange any old notes if any of the events set forth below under “— Conditions to the Exchange Offer” occur, and are not waived by us, by giving oral or written notice of such delay or termination to the exchange agent. See “— Conditions to the Exchange Offer.”

We also reserve the right to amend the terms of the exchange offer in any manner, provided, however, that if we amend the exchange offer in a manner that we determine constitutes a material or significant change, we will extend the exchange offer so that it remains open for a period of five to ten business days after such amendment is communicated to holders, depending upon the significance of the amendment.

Without limiting the manner in which we may choose to make a public announcement of any extension, termination or amendment of the exchange offer, we will comply with applicable securities laws by disclosing any such amendment by means of a prospectus supplement that we distribute to holders of the old notes. We will have no other obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release through any appropriate news agency.

Procedures for Tendering Old Notes

Since the old notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the old notes and will be the only entity that can tender your old notes for exchange notes. Therefore, to tender old notes subject to this exchange offer and to obtain exchange notes, you must instruct the institution where you keep your old notes to tender your old notes on your behalf so that they are received prior to the expiration of this exchange offer.

The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR OLD NOTES TO DETERMINE THE PREFERRED PROCEDURE.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 P.M. (NEW YORK CITY TIME) DEADLINE ON                     , 2010.

You may tender all, some or none of your old notes in this exchange offer. However, your old notes may be tendered only in integral multiples of $1,000.

When you tender your old notes and we accept them, the tender will be a binding agreement between you and us in accordance with the terms and conditions in this prospectus.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1)	reject any and all tenders of any particular old note not properly tendered;

(2)	refuse to accept any old note if, in our judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3)	waive any defects or irregularities or conditions to the exchange offer as to any particular old notes before the expiration of the exchange offer.

Our reasonable interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of old notes. If we waive any terms or conditions pursuant to (3) above with respect to a note holder, we will extend the same waiver to all note holders with respect to that term or condition being waived.

Deemed Representations

To participate in the exchange offer, we require that you represent to us that:

(i)	you or any other person acquiring exchange notes in exchange for your old notes in the exchange offer is acquiring them in the ordinary course of business;

(ii)	neither you nor any other person acquiring exchange notes in exchange for your old notes in the exchange offer is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

(iii)	neither you nor any other person acquiring exchange notes in exchange for your old notes has an arrangement or understanding with any person to participate in the distribution of exchange notes issued in the exchange offer;

(iv)	neither you nor any other person acquiring exchange notes in exchange for your old notes is our “affiliate” as defined under Rule 405 of the Securities Act; and

(v)	if you or another person acquiring exchange notes in exchange for your old notes is a broker-dealer and you acquired the old notes as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

BY TENDERING YOUR OLD NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

Broker-dealers who cannot make the representations in item (v) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the exchange notes issued in the exchange offer.

If you are our “affiliate,” as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your old notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of exchange notes acquired in the exchange offer, you or that person:

(i)	may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

(ii)	must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the old notes.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of old notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf, will seek to establish an Automated Tender Offer Program, or ATOP, account with respect to the old notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of old notes by causing the book-entry transfer of such old notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of old notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(i)	Name of the beneficial owner tendering such old notes;

(ii)	Account number of the beneficial owner tendering such old notes;

(iii)	Principal amount of old notes tendered by such beneficial owner; and

(iv)	A confirmation that the beneficial holder of the old notes tendered has made the representations for the benefit of us set forth under “—Deemed Representations” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM OLD NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of old notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering old notes. We will ask the exchange agent to instruct DTC to return those old notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such old notes on behalf of holders of the old notes.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any old notes tendered for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit the old notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your old notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1)	specify the name of the person that tendered the old notes to be withdrawn;

(2)	identify the old notes to be withdrawn, including the CUSIP number and principal amount at maturity of the old notes; and

(3)	specify the name and number of an account at DTC to which your withdrawn old notes can be credited.

We will decide all questions as to the validity, form and eligibility (including time of receipt) of the notices and our reasonable determination will be final and binding on all parties. Any tendered old notes that you withdraw will not be considered to have been validly tendered. We will return any old notes that have been tendered but not exchanged, or credit them to the DTC account, promptly after withdrawal, rejection of tender, or termination of the exchange offer. You may re-tender properly withdrawn old notes by following one of the procedures described above prior to the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate the exchange offer (whether or not any old notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

(1)	seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

(2)	resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes in the exchange offer; or

(3)	any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

•

any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that, in our sole reasonable judgment, would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or, in our sole reasonable judgment, would result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

the following has occurred:

(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

(2)	any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

•

any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole reasonable judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

•

there shall occur a change in the current interpretation by the Staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange notes; or

•	any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose, or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•

we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

If we determine in our sole reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any old notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of old notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Exchange Agent

We have appointed HSBC Bank USA, National Association as the exchange agent for the exchange offer. You should direct requests for assistance and requests for additional copies of this prospectus or of the blue-colored letter of transmittal to the exchange agent at HSBC Bank USA, National Association, Corporate Trust & Loan Agency, 2 Hanson Place, 14th Floor, Brooklyn, New York 11217-1409, Attention: Corporate Trust Operations, telephone: (800) 662-9844, facsimile: (718) 488-4488.

Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer. We will not make any payment to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the reasonable and customary fees and reasonable out-of-pocket expenses to the exchange agent in connection therewith. We will also pay the cash expenses to be incurred in connection with the exchange offer, including accounting, legal, printing, and related fees and expenses.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. The expenses of the exchange offer will be expensed as incurred.

Consequences of Failure to Exchange

Upon consummation of the exchange offer, certain rights under and related to the registration rights agreement, including registration rights and the right to receive the contingent increases in the interest rate, will terminate. The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 promulgated under the Securities Act. Accordingly, such old notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act. The liquidity of the old notes could be adversely affected by the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

General

In this description, references to the “Notes” are to the exchange notes, unless the context otherwise requires. We issued the old notes and will issue the exchange notes pursuant to an Indenture (the “Indenture”), dated as of November 13, 2009, among the Company, the Guarantors and HSBC Bank USA, National Association, as trustee (the “Trustee”). The form and terms of the old notes and the exchange notes are identical in all material respects except that the exchange notes will have been registered under the Securities Act. See “The Exchange Offer—Purpose of the Exchange Offer” and “The Exchange Offer—Terms of the Exchange Offer.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The Notes are subject to all such terms, and holders (the “Holders”) of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders. The definitions of certain terms used in the following summary are set forth below under “—Certain Definitions.” For purposes of this summary, (i) the term “Issuer” refers only to Cott Beverages Inc.; and (ii) the term “Cott” refers only to Cott Corporation and not to any of its subsidiaries.

Brief Description of the Notes and the Guarantees

The Notes

The notes (the “notes”) are:

•	general unsecured obligations of the Issuer;

•	pari passu in right of payment with any existing and future unsubordinated Indebtedness of the Issuer;

•	effectively subordinated to any existing and future secured indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness;

•	structurally subordinated to all Indebtedness and other liabilities of the subsidiaries of Cott that do not guarantee the notes; and

•	unconditionally guaranteed by the Guarantors on a senior basis.

The Guarantees

The notes are guaranteed by Cott, all of its Domestic Subsidiaries and its subsidiaries that make up its business in the United Kingdom.

Each guarantee of the notes:

•	is a general unsecured obligation of that Guarantor;

•	is pari passu in right of payment with any future senior indebtedness of that Guarantor; and

•	effectively subordinated to any existing and future secured Indebtedness of such Guarantor, to the extent of the value of the assets securing such Indebtedness.

As of September 26, 2009 and giving effect to the application of the net proceeds from the offering of the notes as described under “Use of Proceeds,” Cott, the Issuer and the Guarantors on a combined basis would have had $276.0 million of indebtedness, $61.4 million of which would have been secured Indebtedness. Not all of Cott’s subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The Issuer, Cott and the other Guarantors generated 92.2% of Cott’s consolidated revenues in the twelve months ended September 26, 2009 and held approximately 92.2% of Cott’s consolidated assets as of September 26, 2009.

As of the date of the indenture, all of our subsidiaries other than Northeast Finco Inc. and its Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our other subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes. As of September 26, 2009, Cott and its Restricted Subsidiaries have invested approximately $29.5 million, or 1.9% of Cott’s consolidated revenues in the twelve months ended September 26, 2009, excluding acquisition costs, in Northeast Finco Inc.

As of September 26, 2009, Cott’s subsidiaries that are not guaranteeing the notes had approximately $20.6 million of liabilities including trade payables and excluding inter company liabilities.

Principal, Maturity and Interest

The notes will mature on November 15, 2017 and will bear interest at 8.375% per annum and have an initial aggregate principal amount of $215.0 million. The Issuer may issue additional notes under the indenture from time to time after this offering. Any offering of such additional notes is subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue notes only in denominations of $2,000 and integral multiples of $1,000.

Interest on the notes will accrue at the rate of 8.375% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2010. The Issuer will make each interest payment to the trustee (for the benefit of the Holders of record on the immediately preceding May 1 and November 1).

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the Holders of the notes, and the Issuer or any of its wholly-owned Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Guarantees

The notes are guaranteed by Cott, all of its Domestic Subsidiaries (other than its Unrestricted Subsidiaries) and its Subsidiaries that make up its business in the United Kingdom.

These Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Relating to the Notes—The guarantees of certain affiliates of the issuer could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid such guarantees.”

A Guarantor that is a Subsidiary of Cott may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture in the form attached to the Indenture; or

(b)	the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

See “—Repurchase at the Option of Holders—Asset Sales.”

The Guarantee of a Guarantor that is a Subsidiary of Cott will be automatically and unconditionally released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Cott, if the sale or other disposition complies with the “Asset Sale” provisions of the indenture;

(2)	in connection with any sale of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Cott, if the sale complies with the “Asset Sale” provisions of the indenture and the Guarantor is no longer a Subsidiary;

(3)	upon legal defeasance or covenant defeasance or satisfaction and discharge of the notes and the indenture;

(4)	if Cott designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(5)	if the Guarantor no longer Guarantees any obligations under the Credit Facilities and such Guarantor does not Guarantee any other Indebtedness of the Issuer or any Guarantors (other than Guarantees that are concurrently released with the Guarantee of the Notes).

Optional Redemption

At any time prior to November 15, 2012, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.375% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings by the Issuer or with the net cash proceeds of one or more Equity Offerings by Cott that are contributed to the Issuer as common equity capital, provided that:

(1)	at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Cott and its Subsidiaries); and

(2)	the redemption occurs within 60 days of the date of the closing of such Equity Offering.

In addition, at any time prior to November 15, 2013, the Issuer may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On or after November 15, 2013, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR	PERCENTAGE
2013	104.188%
2014	102.094%
2015 and thereafter	100.000%

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption unless the Issuer defaults in the payment of the redemption price.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a

Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase, subject to the rights of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. In addition, Holders of the notes may not be entitled to require the Issuer to repurchase their notes in certain circumstances involving a significant change in the composition of Cott’s Board of Directors, including in connection with a proxy contest, where Cott’s Board of Directors does not endorse a dissident slate of directors but subsequently approves them for purposes of the indenture.

The Credit Agreement provides that certain change of control events with respect to Cott would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which Cott or the Issuer becomes a party may contain similar restrictions and provisions and may also prohibit the Issuer from purchasing any notes. In the event a Change of Control occurs at a time when Cott or the Issuer is prohibited from purchasing notes, Cott or the Issuer could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Cott or the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such other agreements. In addition, the exercise by the Holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on Cott. Finally, the Issuer’s ability to pay cash to the Holders of notes upon a repurchase may be limited by Cott’s or the Issuer’s then existing financial resources.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Cott and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Cott and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Cott will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Cott (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	for each Asset Sale where consideration exceeds $20.0 million, such Asset Sale is approved by Cott’s Board of Directors and evidenced by a resolution of the Board of Directors; and

(3)	at least 75% of the consideration received in the Asset Sale by Cott or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on Cott’s or such Restricted Subsidiary’s most recent balance sheet, of Cott or such Restricted Subsidiary (other than contingent liabilities, liabilities owed to Cott or a Restricted Subsidiary of Cott and liabilities that are by their terms subordinated to the notes or any Guarantee) that are (i) assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Cott or such Restricted Subsidiary from further liability, or (ii) expunged by the holder of such liability, and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released in writing from further liability with respect thereto;

(b)	any securities, notes or other obligations received by Cott or any such Restricted Subsidiary from such transferee that are within 180 days repaid, converted into or sold or otherwise disposed of for cash or Cash Equivalents;

(c)	any Designated Noncash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause since the Issue Date that is at the time outstanding and held by the Issuer or any Restricted Subsidiary, not to exceed the greater of (x) $20.0 million or (y) 2.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(d)	Additional Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Cott or such Restricted Subsidiary will apply an amount equal to the Net Proceeds at its option:

(1)	to repay Indebtedness secured by such assets, Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to Cott or another Restricted Subsidiary) or Indebtedness under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to acquire assets that replace the assets sold or Additional Assets; or

(3)	to make capital expenditures.

provided, that Cott or the Restricted Subsidiary will have complied with clauses (2) or (3) if, within 365 days of such Asset Sale, Cott or the Restricted Subsidiary shall have commenced the expenditure or acquisition, or entered into a binding agreement with respect to the expenditure or acquisition in compliance with clauses (2) or (3), and that expenditure or acquisition is completed within a date one year and six months after the date of the Asset Sale; and provided further that if any such expenditure or acquisition is abandoned after the date that is one year after the Asset Sale, Cott or the Restricted Subsidiary will immediately apply the Net Proceeds in accordance with clause (1) above.

Pending the final application of any Net Proceeds, Cott may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

The amounts related to Net Proceeds that are not applied or invested as provided in the second preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million or earlier at the Issuer’s option, the Issuer will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Cott may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Issuer will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

The Credit Agreement prohibits Cott from purchasing any notes and also provides that certain asset sale events with respect to Cott or the Issuer would constitute a default under the Credit Agreement. Any future credit agreements or other similar agreements to which Cott or the Issuer becomes a party may contain similar restrictions and provisions and may also prohibit the Issuer from purchasing any notes. In the event an Asset Sale occurs at a time when Cott or the Issuer is prohibited from purchasing notes, Cott or the Issuer could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Cott or the Issuer does not obtain such a consent or repay such borrowings, the Issuer will remain prohibited from purchasing notes. In such case, the Issuer’s failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such other agreements.

Finally, the Issuer’s ability to pay cash to the Holders of notes upon a repurchase may be limited by Cott’s or the Issuer’s then existing financial resources.

Certain Covenants

Restricted Payments

Cott will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of Cott’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Cott or any of its Restricted Subsidiaries) or to the direct or indirect holders of Cott’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Cott or to Cott or a Restricted Subsidiary of Cott);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Cott) any Equity Interests of Cott or any direct or indirect parent of Cott;

(3)	make any voluntary or optional payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Guarantees except (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such payment, purchase or other acquisition or (b) intercompany Indebtedness permitted to be incurred pursuant to clause (6) of the second paragraph of the covenant described below under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(4)	make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Cott would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Cott and its Restricted Subsidiaries after October 1, 2001 (excluding Restricted Payments permitted by clauses (2) through (7) and (9) through (11) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of Cott for the period (taken as one accounting period) from October 1, 2001 to the end of Cott’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of (i) the aggregate net cash proceeds, or (ii) the Fair Market Value of any property, received by Cott or a Restricted Subsidiary since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Cott (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of Cott or a Restricted Subsidiary that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock) of Cott (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Cott; plus

(c)	with respect to Investments (other than Permitted Investments) made after the Issue Date, the net reduction in Investments in any Person resulting from dividends, repayments, or other transfers of assets from such Person to the Issuer or any Restricted Subsidiary with respect to such Restricted Investment (less the cost of disposition, if any); plus

(d)	to the extent that an entity in which Cott or a Restricted Subsidiary has made an Investment using amounts under this clause (3) thereafter becomes a Restricted Subsidiary, the Fair Market Value of Cott’s Investment in such entity as of the date it becomes a Restricted Subsidiary; plus

(e)	to the extent that any Unrestricted Subsidiary of Cott is redesignated as a Restricted Subsidiary after the date of the indenture, the Fair Market Value of Cott’s Investment in such Subsidiary as of the date of such redesignation.

As of September 26, 2009, the amount available for Restricted Payments pursuant to clause (3) above would have been approximately $62.0 million.

So long as no Default or Event of Default (except with respect to clauses (2), (5), (7), (10) and (11) below) has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1)	the payment of any dividend within 90 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2)	the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Cott, the Issuer or any other Guarantor or of any Equity Interests of Cott in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Cott) of, Equity Interests of Cott (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Cott, the Issuer or any other Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend or other distribution by a Restricted Subsidiary of Cott to the holders of its Equity Interests on a pro rata basis with respect to the class of Equity Interests on which the dividend or distribution is being made;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Cott or any Subsidiary held by any member of Cott’s (or any of its Restricted Subsidiaries’) management or board of directors pursuant to any equity subscription agreement, stock option agreement or similar agreement or program or other employee benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $5.0 million in any calendar year);

(6)

the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; provided that (x) the assets of such Restricted Subsidiary immediately prior to such designation consists only of operations in the United Kingdom, (y) the total assets of such Restricted Subsidiary less all liabilities of such Restricted Subsidiary (other than liabilities for which Cott, the Issuer or any Restricted Subsidiary will be liable immediately after such designation) is less than 15% of Cott’s total consolidated assets less total consolidated liabilities (on the most recently available quarterly or annual consolidated balance sheet of Cott prepared in conformity with GAAP), provided further, that the net assets of such Restricted Subsidiary may exceed 15% of Cott’s net assets to the extent that Cott would be permitted to make a Restricted Payment in an amount equal to such excess and (z) immediately prior to and after giving effect to such designation, Cott could incur at least $1 of additional Indebtedness under the first paragraph set forth under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” as if the Fixed Charge Coverage Ratio were 2.75 to 1;

(7)	the conversion of any preferred stock of Cott into common Equity Interests of Cott;

(8)	other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $20.0 million;

(9)	the distribution of shares of an Unrestricted Subsidiary; provided that the Investments in such Unrestricted Subsidiary being distributed pursuant to this clause (9) were Restricted Payments that reduced the amounts available pursuant to clause (3) of the first paragraph of this covenant;

(10)	the declaration and payments of dividends on Disqualified Stock issued pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” to the extent such dividends constitute Fixed Charges; and

(11)	the purchase or redemption at any time of the Issuer’s existing 8.0% senior subordinated notes due 2011.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Cott or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Fair Market Value of any assets or securities that are required to be valued by the covenant exceeds $20.0 million, such transaction will be approved by the Board of Directors whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

Cott will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Cott and the Issuer will not issue any Disqualified Stock and will not permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Cott, the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), Cott and the Issuer may issue Disqualified Stock and Restricted Subsidiaries of Cott that are Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for Cott’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four quarter period; provided further that no more than $50.0 million of Indebtedness under this paragraph may be incurred by Restricted Subsidiaries that are not Guarantors so long as such Restricted Subsidiaries are Foreign Restricted Subsidiaries.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)

the incurrence by Cott, the Issuer and any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount thereunder) not to exceed the greater of (A) $250.0 million, less the aggregate amount of such commitment reductions under the revolving portion of any Credit Facility resulting from the application of proceeds from Asset Sales since the date of the indenture and (B) the sum of (x) 85% of the net book value of the accounts receivable of the Person incurring such Indebtedness and its Restricted Subsidiaries and (y) 60% of the total Eligible Inventory of the Person incurring such Indebtedness and its Restricted Subsidiaries, in each case determined in accordance with GAAP and calculated on a pro forma basis to give effect to any acquisitions or dispositions of assets made in connection with any transaction on the date of calculation;

(2)	the incurrence by Cott, the Issuer and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence by Cott, the Issuer and the Guarantors of Indebtedness represented by the notes and the related Guarantees;

(4)	the incurrence by Cott, the Issuer and any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or other assets used in or acquired in connection with the business of Cott, the Issuer or any Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $75.0 million at any time outstanding;

(5)	the incurrence by Cott, the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness (including the issuance of Exchange Notes and guarantees thereof) in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (9) or (10) of this paragraph;

(6)	the incurrence by Cott, the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness or issuance of Disqualified Stock or preferred stock between or among Cott and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Cott, the Issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Issuer, or the Guarantees, in the case of a Guarantor; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Cott or a Restricted Subsidiary of Cott and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Cott or a Restricted Subsidiary of Cott will be deemed, in each case, to constitute an incurrence of such Indebtedness by Cott or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the incurrence by Cott, the Issuer or any of its Restricted Subsidiaries of (A) Hedging Obligations (other than Hedging Obligations entered into for speculative purposes), (B) Indebtedness in respect of performance, surety or appeal bonds in the ordinary course of business or (C) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Cott or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of Cott (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by Cott or any Restricted Subsidiary in connection with such disposition;

(8)	the guarantee by Cott, the Issuer or any of the Guarantors of Indebtedness of Cott or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)	Acquired Debt of Cott, the Issuer or any Guarantor; provided that after giving effect to such acquisition or merger, either:

(a)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(b)	the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(10)	the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Cott as accrued; and

(11)	the incurrence by Cott, the Issuer or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $50.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Cott will be permitted to classify or later classify (or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and will also be entitled, in its sole discretion, to later reclassify all or any portion of any Indebtedness as having been incurred under any other clause above or the first paragraph above under “Incurrence of Indebtedness and Issuance of Preferred Stock” as long as, at the time of such reclassification, such Indebtedness (or portion thereof) would be permitted to be Incurred pursuant to such other clause or paragraph.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this section, any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this section) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The indenture will provide that Cott will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien (other than Liens securing obligations among Cott or any of its Restricted Subsidiaries) that secures obligations under any Indebtedness (other than Permitted Liens), unless the notes and the Guarantees are equally and ratably secured with the obligations so secured (or, in the case of Indebtedness subordinated to the notes or the Guarantees senior in priority thereto, with the same relative priority as the notes or such Guarantee has with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Cott will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Cott or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Cott or any of its Restricted Subsidiaries;

(2)	make loans or advances to Cott or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Cott or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2)	the indenture, the notes and the Guarantees;

(3)	applicable law, rule, regulation or order;

(4)	any instrument, including, without limitation, an instrument governing Indebtedness or Capital Stock of a Person acquired by Cott or any of its Restricted Subsidiaries or at the time such Person becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition or such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or who become a Restricted Subsidiary, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in leases entered into in the ordinary course of business;

(6)	purchase money obligations for property (real or personal, tangible and intangible) acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)	Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements;

(11)	covenants to maintain net worth, total assets or liquidity or restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(12)	Indebtedness permitted to be incurred by Foreign Restricted Subsidiaries under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that all such restrictions in the aggregate restrict no more than 10% of the Consolidated Cash Flow of Cott and its Restricted Subsidiaries;

(13)	any Credit Facilities of Cott, the Issuer or a Guarantor in effect after the date of the indenture that are permitted to be incurred by the indenture, to the extent its provisions are substantially no more restrictive with respect to such dividend, distribution or other payment restriction and loan or investment restriction than those contained in the Credit Agreement as in effect on the date of the indenture; and

(14)	any encumbrance or restriction pursuant to the terms of any agreement entered into by a Subsidiary in connection with a Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to such Subsidiary.

Merger, Consolidation or Sale of Assets

Neither Cott nor the Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Cott or the Issuer, as the case may be, is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Cott or the Issuer, as the case may be, and their respective Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)	either: (a) Cott or the Issuer, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Cott or the Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia or, in the case of Cott, Canada or any province thereof;

(2)	the Person formed by or surviving any such consolidation or merger (if other than Cott or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Cott or the Issuer, as the case may be, under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture;

(3)	immediately after such transaction no Default or Event of Default exists; and

(4)	Cott or the Issuer, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than Cott or the Issuer, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) will be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (ii) the Fixed Charge Coverage Ratio set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such transaction.

In addition, neither Cott nor the Issuer will, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

Transactions with Affiliates

Cott will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction, taken as a whole, is on terms that are no less favorable to Cott or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Cott or such Restricted Subsidiary with an unrelated Person; and

(2)	Cott delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States or Canada.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment or indemnification agreement entered into by Cott or any of its Restricted Subsidiaries;

(2)	transactions between or among Cott and/or its Restricted Subsidiaries and/or any Securitization Entity;

(3)	transactions with a Person that is an Affiliate of Cott or an Affiliate of a Restricted Subsidiary solely because Cott or such Restricted Subsidiary controls such Person;

(4)	payment of reasonable directors fees;

(5)	sales of Equity Interests (other than Disqualified Stock) of Cott;

(6)	Restricted Payments that are permitted by the provisions of the indenture described above under the caption “—Restricted Payments;”

(7)	Permitted Investments (other than those described in clause (3) of the definition thereof);

(8)	any payments or other transactions pursuant to any tax-sharing agreement between Cott and any other Person with which Cott files a consolidated tax return or with which Cott is part of a consolidated group for tax purposes; and

(9)	sales of inventory to, or other ordinary course transactions with, a joint venture or business combination in which Cott or a Restricted Subsidiary is an equity holder or other party; provided that the aggregate amount of all such transactions or series of related transactions do not exceed $15.0 million in any fiscal year.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Cott may designate any Restricted Subsidiary other than the Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Cott and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or Permitted Investments, as determined by Cott. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Cott may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Additional Subsidiary Guarantees

If Cott or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture giving effect to the Guarantee of the Notes by such Subsidiary; provided, however, that the foregoing shall not apply to subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

If any Restricted Subsidiary of Cott Guarantees any Indebtedness of Cott, the Issuer or any Guarantor, then such Restricted Subsidiary will promptly become a Guarantor and execute a supplemental indenture giving effect to the Guarantee of the Notes by such Subsidiary.

Business Activities

Cott and its Restricted Subsidiaries, taken as a whole, will not, as a primary business line, engage in any business other than Permitted Businesses.

Covenant Suspension

During any period of time that (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the indenture (the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension”), Cott and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1)	“—Repurchase at Option of Holders—Asset Sales;”

(2)	“—Restricted Payments;”

(3)	“—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(5)	clause (4) of “Merger, Consolidation or Sale of Assets;”

(6)	“—Transactions With Affiliates;” and

(7)	“—Business Activities.”

In the event that Cott and the Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating or (b) the Issuer or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.” During any Suspension Period, Cott may not designate any Subsidiary to be an Unrestricted Subsidiary unless Cott would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period. On the Reversion Date, all Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of “—Incurrence of Indebtedness and Issuance of Preferred Stock.” The ability of the Issuer and the Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date.

Payments for Consent

Cott will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission, so long as any notes are outstanding, Cott will furnish to the Holders of notes, within the time periods specified in the Commission’s rules and regulations as if Cott had a class of securities registered pursuant to Section 13 or 15(d) of the Exchange Act:

(1)	all quarterly and annual financial reports on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Cott’s certified independent accountants; and

(2)	all current reports required to be filed with the Commission on Form 8-K.

If Cott has designated any of its Subsidiaries as Unrestricted Subsidiaries with combined net assets exceeding 5% of Cott’s consolidated net assets, then the quarterly and annual financial information required by the preceding paragraph will include or be accompanied by a reasonably detailed presentation of the financial condition and results of operations of Cott and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Cott.

Whether or not required by the Commission, Cott will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing). Documents filed by Cott with the Commission via the EDGAR system will be deemed furnished to the Holders of notes as of the time such documents are filed via EDGAR. In addition, Cott, the Issuer and the other Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by Cott or any of its Restricted Subsidiaries to comply with the provisions described under the caption “—Repurchase at the Option of Holders—Change of Control” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)	failure by Cott or any of its Restricted Subsidiaries for 60 days after written notice to the Issuer by the Trustee or the Holders of not less than 25% of the principal amount of the notes the outstanding voting as a single class to comply with any of the agreements in the indenture;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cott or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cott or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)	failure by Cott or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (excluding any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	except as permitted by the indenture, any Guarantee of the notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantee; and

(8)	certain events of bankruptcy or insolvency described in the indenture with respect to Cott, the Issuer or any other Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Cott, the Issuer, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by giving written notice of the same to the Issuer.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

Notwithstanding the foregoing and notwithstanding the remedies afforded to the Holders of the notes upon the occurrence and continuation of an Event of Default, the indenture will provide that, to the extent Cott elects, the sole remedy for an Event of Default relating to (i) Cott’s failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that Cott is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) Cott’s failure to comply with its reporting obligations set forth above under “—Reports”, will after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 60-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing. If Cott so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 61st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 61st day), the notes will be subject to acceleration.

If a Default is deemed to occur solely because a Default (the “Initial Default”) already existed, then if such Initial Default is cured and is not continuing, the Default or Event of Default resulting solely because the Initial Default existed shall be deemed cured, and will be deemed annulled, waived and rescinded without any further action required.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

Consent to Jurisdiction and Service

Cott will expressly submit to the nonexclusive jurisdiction of New York State and the United States federal courts sitting in The City of New York for the purposes of any suit, action or proceeding with respect to the indenture or the notes and for actions brought under federal or state securities laws.

Enforceability of Judgments

Because a substantial portion of Cott’s assets are outside the United States, any judgment obtained in the United States against Cott, including judgments with respect to payments under its guarantee may not be entirely collectible within the United States.

Cott has been informed by Canadian counsel that the laws of the Province of Ontario permit an action to be brought in a court of competent jurisdiction in the Province of Ontario on any final and conclusive judgment in personam of any federal or state court in the State of New York (a “New York Court”) that is not impeachable as void or voidable or otherwise ineffective under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment has jurisdiction over the judgment debtor, as recognized by the courts of the Province of Ontario (and submission by Cott in the indenture to the jurisdiction of the New York Court will be sufficient for such purpose), (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of Ontario, (iv) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of Ontario, (v) the action to enforce such judgment is commenced in the Province of Ontario within six years of the date of such judgment and (vi) in the case of a judgment obtained by default, there has been no manifest error in the granting of such judgment.

Cott has also been informed that, pursuant to the Currency Act (Canada), a judgment by a court in any province of Canada may only be awarded in Canadian currency. However, pursuant to the provisions of the Courts of Justice Act (Ontario), a court in the Province of Ontario shall give effect to the manner of conversion to

Canadian currency of an amount in a foreign currency, where such manner of conversion is provided for in an obligation enforceable in Ontario. Accordingly, in Ontario, the amount of the Canadian currency payable in respect of Cott’s guarantee of the notes will be determined (as provided for in the indenture and the notes) on the basis of the exchange rate in existence on the business day immediately preceding the date of the collection of a judgment in Ontario in respect of the notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:

(1)	the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Issuer has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Cott or any of its Subsidiaries is a party or by which Cott or any of its Subsidiaries is bound;

(6)	the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7)	the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or premium payable upon the redemption of or change the fixed maturity of any note or change to an earlier date any redemption date of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, mistake, defect or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the obligations of the Issuer, Cott or any other Guarantor to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer, Cott or any other Guarantor;

(4)	to provide for the guarantee of the notes by any additional Guarantor or release a Guarantor pursuant to the terms of the indenture;

(5)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(6)	to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

(7)	to conform the text of the indenture, the subsidiary guarantees, or the notes to any provision of this Description of Notes to the extent such provision was intended by the Issuer to be a verbatim recitation of such provision.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non- callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)	the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

The Notes will be represented by one or more global notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). The Rule 144A Global Note was initially deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”), in each case for credit to an account of a direct or indirect participant as described below.

Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act were represented by one or more temporary global notes in registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note”). The Regulation S Temporary Global Note was registered in the name of Euroclear Bank S.A./N.V., (“Euroclear”) and Clearstream Banking N.A. (“Clearstream”). Within a reasonable time period after the expiration of the period of 40 days commencing on the commencement of the notes offering (such period through and including such 40th day, the “Restricted Period”), the Regulation S Temporary Global Note will be exchanged for one or more permanent global notes (collectively, the “Regulation S Permanent Global Note” and, together with the Regulation S Global Note and the 144A Global Note collectively being the “Global Notes”) upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the note pursuant to Regulation S as provided in the indenture. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or Clearstream (as indirect participants in DTC). See “—Depositary Procedures—Exchanges between Regulation S Notes and the Rule 144A Global Note.” Beneficial interests in the Rule 144A Global Note may not be exchanged for beneficial interests in the Regulation S Global Note at any time except in the limited circumstances described below. See “—Depositary Procedures—Exchanges between Regulation S Notes and the Rule 144A Notes.”

Notes that are issued as described below under “—Certificated Notes” will be issued in the form of registered definitive certificates (the “Certificated Notes”). Upon the transfer of Certificated Notes, Certificated

Notes may, unless all Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of notes being transferred, subject to the transfer restrictions set forth in the indenture.

Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to such extent.

So long as Cede & Co., as nominee of DTC (such nominee referred to herein as the “Global Note Holder”) is the registered owner of any notes, the Global Note Holder will be considered the sole Holder under the indenture of any notes evidenced by the Global Notes. Beneficial owners of notes evidenced by the Global Notes will not be considered the owners or Holders of the notes under the indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Issuer nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of the Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Certificated Notes

Subject to certain conditions, any Person having a beneficial interest in a Global Note may, upon prior written request to the trustee, exchange such beneficial interest for notes in the form of Certificated Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or their nominee). All Certificated Notes would be subject to the legend requirements applicable to the outstanding notes. In addition, if:

(1)	DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes;

then, upon surrender by the Global Note Holder of its Global Note, notes in such form will be issued to each person that the Global Note Holder and DTC identify as being the beneficial owner of the related notes.

Neither the Issuer nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of notes and the Issuer and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR “HOLDERS” THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions applicable to the notes described herein, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form if:

(1)	DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2)	the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in the indenture unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1)	such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

(2)	the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

(a)	who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(b)	purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(c)	in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes will be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means (1) any assets or property (other than current assets) that are usable by Cott or a Restricted Subsidiary in or otherwise related to a Permitted Business or (2) any Capital Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary held by Persons other than Cott or another Restricted Subsidiary or a Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary of Cott.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 15, 2013 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through November 15, 2013 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) then outstanding principal amount of such Note.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Cott and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Cott’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;

(2)	a transfer of assets between or among Cott and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to Cott or to another Restricted Subsidiary;

(4)	the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business or that is worn out, obsolete or damaged or no longer used or useful in the business;

(5)	the sale or other disposition of cash or Cash Equivalents and other current assets;

(6)	a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(7)	Licenses of intellectual property that are in furtherance of, or integral to, other business transactions entered into by Cott or a Restricted Subsidiary entered into in the ordinary course of business;

(8)	Like-kind property exchanges pursuant to Section 1031 of the Internal Revenue Code;

(9)	sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof; and

(10)	any surrender or waiver of contract rights or settlement, including without limitation the surrender, waiver, or settlement of or any rights under an Interest Rate Agreement, release, recovery on or surrender of contract, tort or other claims.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)	certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and at least a rating of “A-1” or equivalent thereof by Moody’s or a rating of “A” or equivalent thereof by S&P;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an affiliate of the Issuer) organized and in existence under the laws of the United States, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-1” or higher from Moody’s, “A-1” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);

(6)	mutual funds and money market accounts at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)	investments of a nature similar to the foregoing in countries other than the United States where Cott or its Restricted Subsidiaries are then doing business; provided that references to the U.S. Government shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either Moody’s or S&P.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Cott and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Cott, the Issuer or any Restricted Subsidiary;

(2)	the adoption of a plan relating to the liquidation or dissolution of Cott or the Issuer;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Cott, measured by voting power rather than number of shares;

(4)	the first day on which a majority of the members of the Board of Directors of Cott are not Continuing Directors; or

(5)	Cott consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Cott, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Cott or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Cott outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person or a Person of which the surviving or transferee Person is a wholly-owned Subsidiary constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person or a Person of which the surviving or transferee Person is a wholly-owned Subsidiary (immediately after giving effect to such issuance).

“Commission” means the United States Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit (excluding charges included in cost of goods sold or selling, general and administrative expenses in connection with worker’s compensation or the export of products) or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4)	fees related to a Qualified Securitization Transaction; plus

(5)	any non-recurring costs and expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person; plus

(6)	depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(7)	the amount of any restructuring charges (which shall for the avoidance of doubt, shall include retention, severance, plant closure, systems establishment cost or excess pension charges); provided that such charges shall not exceed $10.0 million in any four-quarter period; plus

(8)	any reasonable expenses or charges related to the offering of the Notes and the repurchase and redemption of the Refinancing Notes; minus

(9)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary of Cott other than the Issuer will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than due to restrictions contained in Credit Facilities of any such Restricted Subsidiary permitted under clause (13) of the covenant “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Subsidiaries” that limit but do not absolutely prohibit the payment of dividends or similar distributions);

(3)	the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)	the cumulative effects of changes in accounting principles will be excluded;

(5)	any non-cash write-up or non-cash write-down of assets (including deferred assets and excluding any such non-cash write-up or non-cash write-down to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization or a prepaid cash expense that was paid in a prior period) will be excluded (but solely to the extent that this adjustment to Consolidated Net Income is used to determine whether Cott or a Restricted Subsidiary may make Investments pursuant to clause (3) of the first paragraph of the covenant captioned “Restricted Payments”); and

(6)	any redemption premiums paid on the Refinanced Notes will be excluded.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of Cott and the Guarantors less the sum of (1) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, and (2) all current liabilities, in each case, reflected on the most recent consolidated balance sheet of Cott and the Guarantors as at the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to the indenture, determined on a consolidated basis in accordance with GAAP on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to the date of determination.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Cott who:

(1)	was a member of such Board of Directors on the date of the indenture; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2008 as amended by amendment no. 1 thereto dated July 22, 2009, by and among Cott, the Issuer and JPMorgan Chase Bank, N.A., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including any amendment, modification, renewal, refinancing, that increases the amount of credit available thereunder.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, or other evidences of indebtedness including, without limitation, indentures, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, or other indebtedness including, without limitation, notes, bonds or other debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by Cott or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by a senior financial officer of Cott, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Cott or the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Cott or the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Domestic Subsidiary” means any Restricted Subsidiary of Cott other than Cott Investments LLC that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Eligible Inventory” means, with respect to any Person, Inventory (net of reserves for slow moving inventory) consisting of finished goods held for sale in the ordinary course of such Person’s business, that are located at such Person’s premises and replacement parts and accessories inventory located at such Person’s premises. Eligible Inventory shall not include obsolete items, work-in-process, spare parts, supplies used or consumed in such Person’s business, Inventory subject to a security interest or lien in favor of any non-Affiliate other than the administrative agent under the Credit Agreement, bill and hold goods, defective goods, if non-salable, “seconds,” and Inventory acquired on consignment.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by Cott or the Issuer after the date of the indenture to any Person other than a Subsidiary of Cott or the Issuer.

“Exchange Notes” has the meaning set forth under “Exchange Offer; Registration Rights.”

“Existing Indebtedness” means Indebtedness of Cott and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $20 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of Cott delivered to the Trustee.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit (excluding charges included in the cost of goods sold or selling, general and administrative expenses other than in connection with worker’s compensation or the export of products) or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued, on any series of Disqualified Stock of Cott or any preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to Cott or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

(5)	fees related to a Qualified Securitization Transaction.

Fixed Charges shall exclude, however, any premiums, penalties, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, or the prepayment of the Refinanced Notes. In addition, any payments of interest or related expenses relating to the Refinanced Notes once the same have been discharged shall be excluded.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)

whenever pro forma effect is to be given to a transaction, the calculations shall be based on the reasonable good faith judgment of a responsible financial or accounting officer of Cott and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that have been realized or are reasonably expected to be realized in the 12 month period immediately subsequent to such transaction;

(3)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

(4)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(5)	if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Foreign Restricted Subsidiaries” means any Restricted Subsidiary of Cott other than a Domestic Subsidiary, unless such Domestic Subsidiary has no material assets other than Capital Stock, securities or indebtedness of one or more Subsidiaries that aren’t Domestic Subsidiaries.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each of:

(1)	Cott;

(2)	Subsidiaries of Cott that guarantee the Notes on the Issue Date; and

(3)	any other Subsidiary of Cott that executes a Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations under:

(1)	any Interest Rate Agreement;

(2)	foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchanges rates with respect to Indebtedness incurred;

(3)	any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

(4)	other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations and Attributable Debt;

(5)	representing the balance deferred and unpaid of the purchase price of any property which is due more than 6 months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable arising in the ordinary course of business; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Inventory” means, with respect to any Person, all inventory in which such Person has any interest, including goods held for sale and all of such Person’s raw materials (but excluding any hazardous materials), work in process, finished goods, packing and shipping materials, and raw and packaging materials, wherever located, and any documents of title representing any of the above.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Cott or any Restricted Subsidiary of Cott sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Cott such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Cott, Cott will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Cott or any Restricted Subsidiary of Cott of a Person that holds an Investment in a third Person will be deemed to be an Investment by Cott or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Investments” shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms.

“Issue Date” means the date the notes are originally issued pursuant to the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)	any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(2)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate proceeds received by Cott or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under any Credit Facility secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither Cott nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of Cott or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Cott or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the lines of business conducted by Cott and its Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto including, without limitation, all beverage businesses or which is a reasonable extension thereof as determined in good faith by our Board of Directors and set forth in an officer’s certificate delivered to the trustee.

“Permitted Investments” means:

(1)	any Investment in Cott or in a Restricted Subsidiary of Cott;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Cott or any Subsidiary of Cott in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Cott; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Cott or a Restricted Subsidiary of Cott;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5)	any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Cott;

(6)	any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7)	Hedging Obligations permitted to be incurred under the covenant “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding not to exceed the greater of (a) $70.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

(9)	any Investment by Cott or a Wholly Owned Subsidiary of Cott in a Securitization Entity in connection with a Qualified Securitization; provided that such Investment is in the form of a Purchase Money Note or an Equity Interest or interests in accounts receivable generated by Cott or any of its Subsidiaries;

(10)	any Indebtedness of Cott to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Cott from any such Subsidiary which assets are subsequently conveyed by Cott to a Securitization Entity in a Qualified Securitization Transaction;

(11)	loans, advances and guarantees to or in favor of co-packers and other suppliers to assist them, by making plant improvements or purchasing materials or equipment or otherwise, in meeting production requirements of Cott or its Subsidiaries in an amount not to exceed $25.0 million outstanding at any one time; and

(12)	any Investment existing on the date of the indenture.

“Permitted Liens” means:

(1)	Liens on assets at the time such assets are acquired including Liens on assets of a Person at the time such Person becomes a Restricted Subsidiary; provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which the assets were acquired or such Person became a Restricted Subsidiary and (b) such Lien does not extend to cover any other assets of Cott or any other Restricted Subsidiary;

(2)	Liens existing on the Issue Date other than Liens securing Indebtedness incurred under clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(3)	Liens imposed by law that are incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(4)	Liens for taxes, assessments and governmental charges not yet due or payable or subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(5)	Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that such Liens shall in no event extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness or Capital Lease Obligations;

(6)	zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances on real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of the Issuer and the Restricted Subsidiaries at such real property;

(7)	terminable or short-term leases or permits for occupancy, which leases or permits (a) expressly grant to Cott or any Restricted Subsidiary the right to terminate them at any time on not more than six months’ notice and (b) do not individually or in the aggregate interfere with the operation of the business of Cott or any Restricted Subsidiary or individually or in the aggregate impair the use (for its intended purpose) or the value of the property subject thereto;

(8)	Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

(9)	bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Cott or any Restricted Subsidiary in accordance with the provisions of the indenture in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10)	Liens securing Permitted Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2) and (5) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being refinanced;

(11)	other Liens securing obligations in an aggregate amount at any time outstanding not to exceed the greater of (a) $50.0 million or (b) 5.0% of Consolidated Net Tangible Assets;

(12)	Liens securing Indebtedness incurred under clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(13)	Liens securing Hedging Obligations of the type described in clause (7) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14)	Liens on the assets of Foreign Restricted Subsidiaries securing Indebtedness of Foreign Restricted Subsidiaries;

(15)	Liens in favor of Cott or any Guarantor;

(16)	pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(17)	Liens in favor of banks that arise under Article 4 of the Uniform Commercial Code on items in collection and documents relating thereto and proceeds thereof and Liens arising under Section 2-711 of the Uniform Commercial Code;

(19)	Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction;

(20)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), in each case incurred in the ordinary course of business;

(21)	Liens in favor of the issuers of surety, performance, judgment, appeal and like bonds or letters of credit issued in the ordinary course of business;

(22)	Liens occurring solely by the filing of a Uniform Commercial Code statement (or similar filings), which filing (A) has not been consented to by Cott or any Restricted Subsidiary or (B) arises solely as a precautionary measure in connection with operating leases or consignment of goods;

(23)	any obligations or duties affecting any property of Cott or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(24)	Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

(25)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

(26)	deposits, pledges or other Liens to secure obligations under purchase or sale agreements;

(27)	Liens in the form of licenses, leases or subleases on any asset incurred by Cott or any Restricted Subsidiary of Cott, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of Cott or such Restricted Subsidiary and is incurred in the ordinary course of business;

(28)	Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or banker’s acceptance issued or created for the account of Cott or any Restricted Subsidiary of Cott; provided that such Lien secures only the obligations of Cott or such Restricted Subsidiary in respect of such letter of credit or banker’s acceptance;

(29)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Issuer or any of its Restricted Subsidiaries; and

(30)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto incurred in the ordinary course of business.

“Permitted Refinancing Indebtedness” means any Indebtedness of Cott or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Cott or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4)	such Indebtedness is incurred either by Cott, the Issuer, a Guarantor or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Purchase Money Indebtedness” mean Indebtedness:

(1)	consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations, mortgages and obligations in respect of industrial revenue bonds or similar Indebtedness; and

(2)	incurred to finance the acquisition by Cott or a Restricted Subsidiary of Cott of such asset, including additions and improvements or the installation, construction or improvement of such asset;

provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 180 days after such acquisition of, or the completion of construction of, such asset by the Issuer or Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Cott or any of its Subsidiaries in connection with a Qualified

Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Cott, any Restricted Subsidiary of Cott or a Securitization Entity pursuant to which Cott or such Restricted Subsidiary of Cott or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or Cott or any Restricted Subsidiary of Cott which subsequently transfers to a Securitization Entity (in the case of a transfer by Cott or such Restricted Subsidiary of Cott) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Cott or any Restricted Subsidiary of Cott which arose in the ordinary course of business of Cott or such Restricted Subsidiary of Cott, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agencies” means (i) S&P and (ii) Moody’s and (iii) if S&P or Moody’s or both shall not make a rating of the notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by Cott, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Refinanced Notes” means the outstanding 8.0% senior subordinated notes due 2011 guaranteed by Cott and issued by the Issuer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Securitization Entity” means a Wholly Owned Subsidiary of Cott (or another Person in which Cott or any Subsidiary of Cott makes an Investment and to which Cott or any Subsidiary of Cott transfers accounts receivable):

(1)	which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;

(2)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Cott or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates Cott or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Cott or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Cott or any of its Subsidiaries;

(3)	with which neither Cott nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Cott or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Cott, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(4)	to which neither Cott nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“S&P” means Standard & Poor’s Ratings Service and its successors.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by Cott or any Subsidiary of Cott which are customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means the total assets of the Cott and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Cott prepared in accordance with GAAP.

“Unrestricted Subsidiary” means (a) Northeast Finco Inc., (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Subsidiary of Cott (other than the Issuer or any successor to the Issuer) that is designated by the Board of Directors of Cott as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt; and

(2)	is not party to any agreement, contract, arrangement or understanding with Cott or any Restricted Subsidiary of Cott unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Cott or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Cott.

Any designation of a Subsidiary of Cott as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary (other than Northeast Finco Inc. or any of its Subsidiaries) would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture. Any Indebtedness of any such Restricted Subsidiary that has ceased to be an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to be incurred by a Restricted Subsidiary of Cott as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Cott will be in default of such covenant. In addition, in the event Cott or any of its Restricted Subsidiaries enters into a transaction with Northeast Finco Inc. such that holders of Indebtedness of Northeast Finco Inc. have recourse to Cott and its Restricted Subsidiaries as a result of such transaction, Cott and its Restricted Subsidiaries will be deemed to be in default of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Board of Directors of Cott may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Cott of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer and/or one or more Wholly Owned Subsidiaries.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences relating to the exchange of old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all of the potential tax consequences relating to the exchange. This summary is limited to holders of old notes who hold the old notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging old notes for exchange notes in the exchange offer, including the applicability and effect of any state, local or non-United States tax law.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Old Notes

The exchange of old notes for exchange notes pursuant to the exchange offer should not constitute an “exchange” for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the old notes. Rather, the exchange notes received by a holder should be treated as a continuation of the old notes in the hands of such holder. Accordingly, there should be no United States federal income tax consequences to holders exchanging old notes for exchange notes pursuant to the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. In addition, until                     , 2010 (90 days after the date of this prospectus), all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal delivered with this prospectus states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the performance of our obligations in connection with the exchange offer. We will indemnify the holders of the exchange notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the enforceability of obligations under the exchange notes and guarantees will be passed upon for us by Kirkland & Ellis LLP, New York, New York, as U.S. counsel and Goodmans LLP, as Canadian counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Cott Corporation’s Current Report on Form 8-K dated May 29, 2009 and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Cott Corporation for the year ended December 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 29, 2007 and for each of the two years in the period ended December 29, 2007, incorporated in this Prospectus by reference to Cott Corporation’s Current Report on Form 8-K dated May 29, 2009 and the financial statement schedule as of December 29, 2007 and for each of the two years in the period ended December 29, 2007, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Cott Corporation for the year ended December 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$215,000,000

Cott Beverages Inc.

Exchange Offer for 8.375% Senior Notes due 2017

PROSPECTUS

                    , 2010

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained or incorporated by reference in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , 2010, all dealers that effect transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Corporation laws of the States of Georgia, Nevada and Delaware, and those of Canada and our charter and bylaws, or operating agreement, as the case may be, include provisions designed to limit the liability of our officers and directors against certain liabilities. These provisions are designed to encourage qualified individuals to serve as our officers and directors.

Canada

Under the Canada Business Corporations Act (“CBCA”), a corporation may indemnify certain persons associated with the corporation or, at the request of the corporation, another entity, against all costs, charges, and expenses (including an amount paid to settle an action or satisfy a judgment) reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative, or other proceeding in which he or she is involved because of that association with the corporation or other entity. Indemnifiable persons are current and former directors or officers, other individuals who act or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity of another entity.

The law permits indemnification only if the indemnifiable person acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful and he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done. With the approval of the court, a corporation may also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation to which the indemnifiable person is made a party because of his or her association with the corporation.

Sections 7.02 and 7.04 of our by-laws provide that, without in any manner derogating from or limiting the mandatory provisions of the CBCA but subject to the conditions contained in the by-laws, we shall indemnify any of our directors or officers, former directors or officers, and each individual who acts or acted at our request as a director or officer, or each individual acting in a similar capacity at another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with us or another entity to the extent that the individual seeking the indemnity:

•

acted honestly and in good faith with a view to our best interests or the best interest of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, as the case may be; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Both the CBCA and our by-laws expressly provide for us to advance moneys to a director, officer, or other individual for the costs, charges, and expenses of a proceeding referenced above. The individual is required to repay the moneys if he or she does not fulfill the aforementioned conditions. Section 7.05 of our by-laws states that, subject to the limitations contained in the CBCA, we may purchase and maintain insurance for the benefit of our directors and officers as such, as the board may from time to time determine.

In addition to the provisions found in our charter and by-laws, we have entered into an indemnification agreement with our chairman and chief executive officer by way of an employment agreement. Under the employment agreement, if such officer is made a party, or is threatened to be made a party, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of us or is or was serving at our request as a director, officer, member, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is his alleged action in an official capacity while serving as a director, officer, member, employee, or agent, we shall indemnify and hold him harmless to the fullest extent legally permitted or authorized by our charter, by-laws, resolutions of our board of directors, or, if greater, by the laws of the Province of Ontario, and the Federal Laws of Canada applicable to us, against all cost, expense, liability, and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, and such indemnification shall continue as to such officer even if he has ceased to be a director, member, employee, or agent of us or another entity at our request and shall inure to the benefit of the his heirs, executors, and administrators. We are also required to advance to such officer all reasonable costs and expenses incurred by him in connection with a proceeding within 20 days after our receipt of a written request for such advance. Such request shall include an undertaking by such officer to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

Georgia

Article IX of the bylaws of both Cott Beverages Inc. and Cott USA Corp. provide that each respective company will indemnify and otherwise protect its officers, directors, employees and agents under the circumstances described in and to the extent permitted by the corporate laws of the State of Georgia. Moreover, Article 8 of the Articles of Incorporation of Cott USA Corp. provides that, to extent permitted under Georgia Business Corporation Code (the “GBCC”), no director shall be personally liable for monetary damages for any breach of the duty of care or other duty as a director.

Section 14-2-202(b)(4) of the GBCC provides that a corporation’s articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for (1) acts or omissions including intentional misconduct or a knowing violation of law, (2) voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC, or (3) receiving from any transaction an improper personal benefit. Section 14-2-202(b)(4) also does not eliminate or limit the rights of the corporation or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director’s duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of an individual for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the corporation) in which he or she is made a party by reason of being a director of the corporation and a director who, at the request of the corporation, acts as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity. This section permits indemnification if the director acted in good faith and reasonably believed (1) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (2) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation and (3) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys’ fees) incurred with respect to a proceeding.

A Georgia corporation may not indemnify a director under Section 14-2-851 in the following instances:

•

in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above; or

•

in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit. Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (1) a majority vote of a quorum consisting of disinterested directors, (2) a majority vote of a duly designated committee of disinterested directors, (3) duly selected special legal counsel, or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

Section 14-2-853 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 14-2-202(b)(4), and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the corporation, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC (discussed above) or (4) for any transaction in which the director obtained an improper personal benefit.

Section 14-2-857 of the GBCC provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, a corporation may, as provided by either (1) the articles of incorporation, (2) the bylaws, (3) or by general or specific actions by the board of directors or (4) contract, indemnify and advance expenses to (a) an officer who is not a director (unless such officer who is also a director is made party to a proceeding if the sole basis on which he or she is made a party is an act or omission solely as an officer) for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, for voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 (discussed above) of the GBCC, or for receiving from any transaction an improper personal benefit, and (b) to an employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

Delaware

The Amended and Restated Certificate of Incorporation of Cott Holdings Inc. (“Cott Holdings”) provides that, to the extent permitted by the laws of Delaware and Pennsylvania, no director shall be personally liable for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware (the “GCL”) or the Business Corporation Law of Pennsylvania of 1988, as amended (the “BCL”). Furthermore, the Amended and Restated Certificate of Incorporation provides that if the GCL or the BCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Cott Holdings shall be eliminated or limited to the fullest extent authorized by the GCL and the BCL, as so amended.

The Bylaws of Cott Holdings provide terms consistent with the Amended and Restated Certificate of Incorporation. Under the Bylaws, Cott Holdings indemnifies any current or former director and officer, and one who acts or acted at the company’s request as a director or officer of a body corporate of which the company is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of Cott Holdings or any such body corporate) and his heir or legal representative, against all costs, charges and expenses incurred in respect of any civil, criminal or administrative action or proceeding to which one is made a party by reason of being or having been a director or officer of Cott Holdings or such body corporate (including an amount paid to settle an action or satisfy a judgment) incurred by him or her in respect of any such action or proceeding for the recovery of claims of employees or former employees of Cott Holdings or such body corporate (including, without limitation, claims for wages, salaries and other remuneration or benefits) or in respect of any claim based upon the failure of Cott Holdings to deduct, withhold, remit or pay any amount for taxes, assessments and other charges of any nature whatsoever as required by law if (i) such person acted honestly and in good faith with a view to the best interests of the company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual has reasonable grounds for believing that his or her conduct was lawful. Subject to limitations of the GCL and the BCL, Cott Holdings may purchase and maintain insurance for the benefit of its officers and directors as such, as the board may from time to time determine.

Section 145 of the GCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation (a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval for any indemnification where the person seeking indemnification has been found liable to the corporation. The statute further provides that it is not exclusive of other rights to indemnification provided in a corporation’s charter or by-laws, or by agreement, disinterested director or stockholder vote, or otherwise.

In addition, under Section 102(b)(7) of the GCL, a corporation may provide in its certificate of incorporation that a director may not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of unlawful dividends or unlawful stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The GCL permits the advance payment by the corporation of an indemnified person’s expenses prior to the final disposition of an action. In the case of a current director or officer, the indemnified person must undertake to repay any amount advanced if it is later determined that he or she is not entitled to indemnification.

Chapter 17, Subchapter D of the BCL contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

Sections 1741 and 1742 of the BCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1743 of the BCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the BCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Section 1747 of the BCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17, Subchapter D of the BCL.

The charter and bylaws of Cott Vending Inc. (“Cott Vending”) contain provisions with respect to liability and indemnification consistent with the provisions of the GCL discussed above. Under the Seventh Article to Cott Vending’s certificate of incorporation, a director has no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) of the GCL expressly provides that such liability may not be eliminated or limited. Under Article Six of the bylaws, any director or officer who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Cott Vending or served as a representative of another enterprise at the request of Cott Vending shall be indemnified against all expenses, judgments, fines, excise taxes and amounts paid in settlement actually and reasonable incurred in connection with such action, suit or proceeding to the extent permissible under Delaware law. Officers and directors are entitled to advances for defending such actions from Cott Vending for payment of expenses in defending the action to the extent permissible under Delaware law. Upon the request of a person for indemnification under Article Six of the bylaws, a determination as to whether indemnification is permissible is made by the board of directors or a committee thereof, or by independent legal counsel if the board or committee so directs or is not empowered by statute to make such decision.

Another of the guarantors organized under the law of the State of Delaware, Interim BCB, LLC (“Interim BCB”) provides for indemnification of its managers and members in its amended and restated operating agreement. Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, as set forth in the limited liability company agreement. Under Article 4.6 of the Amended and Restated Operating Agreement of Interim BCB, Interim BCB must indemnify each of its managers and members and make advances for expenses to each arising from any loss, cost, expense, damage, claim or demand, in connection with Interim BCB, the manager’s or member’s status as a manager or member of Interim BCB, the manger’s or member’s participation in the management, business and affairs of Interim BCB or such manager’s or member’s activities on behalf of Interim BCB to the fullest extent permitted by Section 18-108 of the DLLCA. In addition, no manager is liable to Interim BCB, any of its members, or other manager for an action taken in the managing of the business or affairs of Interim BCB if he or she performs the duty of his or her office (1) in a manner he or she believes in good faith to be in the best interest of Interim BCB and (2) with such care as an ordinarily prudent person in a like position under similar circumstances. Furthermore, no manager is liable to Interim BCB or any members for any loss or damage except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which a manager received a personal benefit in violation or breach of the amended and restated operating agreement.

Nevada

CB Nevada Capital Inc. (“CB Nevada”) is incorporated in the State of Nevada. Sections 78.751 et seq. of the Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner which such person believed to be in the best interests of CB Nevada. A determination may be made by the shareholders, by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

United Kingdom

Subject to the provisions of the United Kingdom Companies Act 1985, the laws which govern the organization of Cott Beverages Limited, Cott Retail Brands Limited, Cott Limited, Cott Europe Trading Limited, Cott Private Label Limited, Cott Nelson (Holdings) Limited, and Cott (Nelson) Limited (the “UK Guarantors”)provide for every director or other officer or auditor of the UK Guarantors to be indemnified out of the assets of the applicable UK Guarantor against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the applicable UK Guarantor.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings

1. The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

4. The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT CORPORATION

By:	/s/ Jerry Fowden
Jerry Fowden Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden Jerry Fowden Chief Executive Officer, Director (Principal Executive Officer)	Date: January 22, 2010	/s/ Gregory Monahan Gregory Monahan Director	Date: January 22, 2010

/s/ Neal Cravens Neal Cravens Chief Financial Officer (Principal Financial Officer)	Date: January 22, 2010	/s/ Mario Pilozzi Mario Pilozzi Director	Date: January 22, 2010

/s/ Gregory Leiter Gregory Leiter Senior Vice President and Controller (Principal Accounting Officer)	Date: January 22, 2010	/s/ George Burnett George A. Burnett Director	Date: January 22, 2010

/s/ David T. Gibbons David T. Gibbons Chairman, Director	Date: January 22, 2010	/s/ Andrew Prozes Andrew Prozes Director	Date: January 22, 2010

/s/ Mark Benadiba Mark Benadiba Director	Date: January 22, 2010	/s/ Graham Savage Graham Savage Director	Date: January 22, 2010

/s/ Stephen H. Halperin Stephen H. Halperin Director	Date: January 22, 2010	/s/ Eric Rosenfeld Eric Rosenfeld Director	Date: January 22, 2010

/s/ Betty Jane Hess Betty Jane Hess Director	Date: January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 22nd day of January, 2010.

COTT HOLDINGS INC.

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden	Date: January 22, 2010	/s/ Neal Cravens	Date: January 22, 2010
Name: Jerry Fowden Title: President, Chief Executive Officer and Director (Principal Executive Officer)		Name: Neal Cravens Title: Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 22nd day of January, 2010.

COTT USA CORP.

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden	Date: January 22, 2010	/s/ Neal Cravens	Date: January 22, 2010
Name: Jerry Fowden Title: President, Chief Executive Officer and Director (Principal Executive Officer)		Name: Neal Cravens Title: Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 22nd day of January, 2010.

COTT BEVERAGES INC.

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden	Date: January 22, 2010	/s/ Neal Cravens	Date: January 22, 2010
Name: Jerry Fowden Title: President, Chief Executive Officer and Director (Principal Executive Officer)		Name: Neal Cravens Title: Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 22nd day of January, 2010.

COTT VENDING INC.

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden	Date: January 22, 2010	/s/ Neal Cravens	Date: January 22, 2010
Name: Jerry Fowden Title: President, Chief Executive Officer and Director (Principal Executive Officer)		Name: Neal Cravens Title: Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on this 22nd day of January, 2010.

INTERIM BCB, LLC

By:	/s/ Jerry Fowden
Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jerry Fowden	Date: January 22, 2010	/s/ Neal Cravens	Date: January 22, 2010
Name: Jerry Fowden Title: President, Chief Executive Officer and Manager (Principal Executive Officer)		Name: Neal Cravens Title: Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 22nd day of January, 2010.

CB NEVADA CAPITAL INC.

By:	/s/ Ceaser Gonzalez
Ceaser Gonzalez President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wendy Mavrinac	Date: January 22, 2010	/s/ Kristine Eppes	Date: January 22, 2010
Name: Wendy Mavrinac Title: Secretary and Director		Name: Kristine Eppes Title: Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Ceasar Gonzalez	Date: January 22, 2010
Name: Ceasar Gonzalez Title: President (Principal Executive Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on this 22nd day of January, 2010.

COTT USA FINANCE LLC

By:	/s/ Ceaser Gonzalez
Ceaser Gonzalez Director Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Wendy Mavrinac	Date: January 22, 2010	/s/ Kristine Eppes	Date: January 22, 2010
Name: Wendy Mavrinac Title: Secretary and Director		Name: Kristine Eppes Title: Manager

/s/ Ceasar Gonzalez
Name: Ceasar Gonzalez Title: Director Manager (Principal Executive, Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT BEVERAGES LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter	Date: January 22, 2010	/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)		Name: Mike Turner Title: Director

/s/ Steven Kitching	Date: January 22, 2010	/s/ Andrew Joynson	Date: January 22, 2010
Name: Steven Kitching Title: Director		Name: Andrew Joynson Title: Director

/s/ Trevor Cadden	Date: January 22, 2010	/s/ Louisa Poole	Date: January 22, 2010
Name: Trevor Cadden Title: Director		Name: Louisa Poole Title: Director

/s/ Jerry Hoyle	Date: January 22, 2010
Name: Jerry Hoyle Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT RETAIL BRANDS LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)		Name: Mike Turner Title: Director

/s/ Steven Kitching Name: Steven Kitching Title: Director	Date: January 22, 2010	/s/ Andrew Joynson Name: Andrew Joynson Title: Director	Date: January 22, 2010

/s/ Jerry Hoyle Name: Jerry Hoyle Title: Director	Date: January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)		Name: Mike Turner Title: Director

/s/ Steven Kitching Name: Steven Kitching Title: Director	Date: January 22, 2010	/s/ Andrew Joynson Name: Andrew Joynson Title: Director	Date: January 22, 2010

/s/ Jerry Hoyle Name: Jerry Hoyle Title: Director	Date: January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT EUROPE TRADING LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)		Name: Mike Turner Title: Director

/s/ Steven Kitching Name: Steven Kitching Title: Director	Date: January 22, 2010	/s/ Andrew Joynson Name: Andrew Joynson Title: Director	Date: January 22, 2010

/s/ Jerry Hoyle Name: Jerry Hoyle Title: Director	Date: January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT PRIVATE LABEL LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)		Name: Mike Turner Title: Director

/s/ Steven Kitching Name: Steven Kitching Title: Director	Date: January 22, 2010	/s/ Andrew Joynson Name: Andrew Joynson Title: Director	Date: January 22, 2010

/s/ Jerry Hoyle Name: Jerry Hoyle Title: Director	Date: January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT NELSON (HOLDINGS) LIMITED

By:	/s/ Gregory N. Leiter
Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter		/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)		Name: Mike Turner Title: Director

/s/ Steven Kitching Name: Steven Kitching Title: Director	Date: January 22, 2010	/s/ Andrew Joynson Name: Andrew Joynson Title: Director	Date: January 22, 2010

/s/ Jerry Hoyle Name: Jerry Hoyle Title: Director	Date: January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

COTT (NELSON) LIMITED

By:	/s/ Gregory N. Leiter Gregory N. Leiter Director and Authorized Representative In the United States

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory N. Leiter	/s/ Mike Turner	Date: January 22, 2010
Name: Gregory N. Leiter Title: Director (Principal Executive, Financial and Accounting Officer)	Name: Mike Turner Title: Director

/s/ Steven Kitching	Date: January 22, 2010	/s/ Andrew Joynson	Date: January 22, 2010
Name: Steven Kitching Title: Director		Name: Andrew Joynson Title: Director

/s/ Jerry Hoyle	Date: January 22, 2010
Name: Jerry Hoyle Title: Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

156775 CANADA INC.

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey P. Berk	Date: January 22, 2010
Name: Jeffrey P. Berk Title: Sole Director

/s/ Neal Cravens	Date: January 22, 2010
Name: Neal Cravens Title: Chief Financial Officer (Principal Executive, Financial, and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

967979 ONTARIO LIMITED

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey P. Berk	Date: January 22, 2010
Name: Jeffrey P. Berk Title: Sole Director

/s/ Neal Cravens	Date: January 22, 2010
Name: Neal Cravens Title: Chief Financial Officer (Principal Executive, Financial, and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January, 2010.

804340 ONTARIO LIMITED

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey P. Berk	Date: January 22, 2010
Name: Jeffrey P. Berk Title: Sole Director

/s/ Neal Cravens	Date: January 22, 2010
Name: Neal Cravens Title: Chief Financial Officer (Principal Executive, Financial, and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 22nd day of January 2010.

2011438 ONTARIO LIMITED.

By:	/s/ Jerry Fowden Jerry Fowden President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jerry Fowden and Neal Cravens, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and supplements to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey P. Berk	Date: January 22, 2010
Name: Jeffrey P. Berk Title: Sole Director

/s/ Neal Cravens	Date: January 22, 2010
Name: Neal Cravens Title: Chief Financial Officer (Principal Executive, Financial, and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit

3.1	(i)	Articles of Amalgamation of Cott Corporation (incorporated by reference to Exhibit 3.1 to our Form 10-K dated February 28, 2007).

3.1	(ii)	Amended and Restated By-laws of Cott Corporation (incorporated by reference to Exhibit 3.2 to our Form 10-Q filed May 10, 2007).

3.1	(iii)	Articles of Incorporation of Cott Beverages Inc. (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1	(iv)	Amended and Restated Bylaws of Cott Beverages Inc.

3.1	(v)	Fourth Amended and Restated Certificate of Incorporation of Cott Holdings Inc. (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-3 filed on May 29, 2009).

3.1	(vi)	Articles of Association and Bylaws of Cott Holdings Inc.

3.1	(vii)	Articles of Incorporation of Cott USA Corp., as amended (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1	(viii)	Amended and Restated of Bylaws of Cott USA Corp.

3.1	(ix)	Certificate of Incorporation of Cott Vending Inc. (incorporated by reference to Exhibit 3.10 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1	(x)	Bylaws of Cott Vending Inc. (incorporated by reference to Exhibit 3.11 to our Registration Statement on Form S-4 filed on March 8, 2002).

3.1	(xi)	Certificate of Formation of Interim BCB, LLC.

3.1	(xii)	Amended and Restated Operating Agreement of Interim BCB, LLC.

3.1	(xiii)	Certificate of Incorporation of Cott Beverages Limited.*

3.1	(xiv)	Memorandum of Association and Articles of Association of Cott Beverages Limited.*

3.1	(xv)	Certificate of Incorporation of Cott Retail Brands Limited.*

3.1	(xvi)	Memorandum of Association and Articles of Association of Cott Retail Brands Limited.*

3.1	(xvii)	Articles of Incorporation of CB Nevada Capital Inc.

3.1	(xviii)	Bylaws of CB Nevada Capital Inc.

3.1	(xix)	Certificate of Formation of Cott USA Finance LLC.

3.1	(xx)	Limited Liability Operating Agreement of Cott USA Finance LLC.

3.1	(xxi)	Certificate of Incorporation of Cott Limited.*

3.1	(xxii)	Memorandum of Association and Articles of Association of Cott Limited.*

3.1	(xxiii)	Certificate of Incorporation of Cott Europe Trading Limited.*

3.1	(xxiv)	Memorandum of Association and Articles of Association of Cott Europe Trading Limited.*

3.1	(xxv)	Certificate of Incorporation of Cott Private Label Limited.*

3.1	(xxvi)	Memorandum of Association and Articles of Association of Cott Private Label Limited.*

3.1	(xxvii)	Certificate of Incorporation of Cott Nelson (Holdings) Limited.*

3.1	(xxviii)	Memorandum of Association and Articles of Association of Cott Nelson (Holdings) Limited.*

3.1	(xxix)	Certificate of Incorporation of Cott (Nelson) Limited.*

3.1	(xxx)	Memorandum of Association and Articles of Association of Cott (Nelson) Limited.*

3.1	(xxxi)	Articles of Incorporation of 156775 Canada Inc.

3.1	(xxxii)	By-laws of 156775 Canada Limited.

3.1	(xxxiii)	Articles of Incorporation of 967979 Ontario Limited.

3.1	(xxxiv)	By-laws of 967979 Ontario Limited.

3.1	(xxxv)	Articles of Incorporation of 804340 Ontario Limited.

3.1	(xxxvi)	By-laws of 804340 Ontario Limited.

3.1	(xxxvii)	Articles of Incorporation of 2011438 Ontario Limited.

3.1	(xxxviii)	By-laws of 2011438 Ontario Limited.

4.1

Indenture dated as of November 13, 2009, governing the 8.375% New Notes due 2017, by and among the Issuer, the Company, the guarantors identified therein and HSBC Bank USA, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Form 8-K filed on November 16, 2009).

4.2		Form of 8.375% Senior Note due 2017 (incorporated by reference to Exhibit 4.2 to our Form 8-K filed on November 16, 2009).

4.3

Registration Rights Agreement, dated as of November 13, 2009, among the Issuer, the Company, the guarantors identified therein and Barclays Capital Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (incorporated by reference to Exhibit 4.3 to our Form 8-K filed on November 16, 2009).

5.1		Opinion of Kirkland & Ellis LLP.*

5.2		Opinion of Goodmans LLP.*

12.1		Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Independent Registered Certified Public Accounting Firm.

23.2		Consent of Independent Registered Public Accounting Firm.

23.3		Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.4		Consent of Goodmans LLP (included in Exhibit 5.2).

25		Statement of Eligibility on Form T-1.*

*	To be filed by amendment.